AMENDED AND RESTATED

                  RECEIVABLES PURCHASE AGREEMENT

                  Dated as of September 27, 1996

                              Among

                        SCI FUNDING, INC.

                            as Seller

                       SCI TECHNOLOGY, INC.

                       as initial Servicer

                        SCI SYSTEMS, INC.

                           as Guarantor

                               and

                 RECEIVABLES CAPITAL CORPORATION

                           as Purchaser

                               and

                  BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION

                     as Administrative Agent

||                      TABLE OF CONTENTS


Section                                                      Page

ARTICLE I   PURCHASES AND REINVESTMENTS. . . . . . . . . . . .  3
     1.01.     Purchases and Reinvestments . . . . . . . . . .  3
     1.02.     Purchase and Reinvestment Limits. . . . . . . .  4
     1.03.     Making Purchases from Seller. . . . . . . . . .  4
     1.04.     Number of Undivided Interests . . . . . . . . .  4
     1.05.     Facility Termination Date . . . . . . . . . . .  5
     1.06.     Purchase Termination Date . . . . . . . . . . .  5
     1.07.     Voluntary Termination of Facility or
                    Reduction of Maximum Purchase Limit. . . .  5
     1.08.     Limitation of Ownership Interest. . . . . . . .  5

ARTICLE II   UNDIVIDED INTEREST AND PURCHASER'S SHARE. . . . .  6
     2.01.     Undivided Interest. . . . . . . . . . . . . . .  6
     2.02.     Required Allocation . . . . . . . . . . . . . .  7
     2.03.     Purchaser's Investment. . . . . . . . . . . . .  7
     2.04.     Net Pool Balance. . . . . . . . . . . . . . . .  8
     2.05.     Purchaser's Share . . . . . . . . . . . . . . . 10

ARTICLE III   SETTLEMENTS. . . . . . . . . . . . . . . . . . . 11
     3.01.     Non-Run Off Settlement Procedures
                    for Collections. . . . . . . . . . . . . . 11
     3.02.     Run Off Settlement Procedures
                    for Collections. . . . . . . . . . . . . . 12
     3.03.     Special Settlement Procedures; Reduction
                    of Purchaser's Investment, Etc . . . . . . 13
     3.04.     Reporting . . . . . . . . . . . . . . . . . . . 15
     3.05.     Payments and Computations, Etc. . . . . . . . . 16
     3.06.     Dividing or Combining Undivided Interests . . . 17
     3.07.     Treatment of Collections and
                    Deemed Collections . . . . . . . . . . . . 17

ARTICLE IV   FEES AND YIELD PROTECTION . . . . . . . . . . . . 18
     4.01.     Fees. . . . . . . . . . . . . . . . . . . . . . 18
     4.02.     Yield Protection. . . . . . . . . . . . . . . . 18

ARTICLE V   CONDITIONS TO EFFECTIVENESS OF PURCHASES . . . . . 20
     5.01.     Conditions Precedent to Initial Purchase. . . . 20
     5.02.     Conditions Precedent to All Purchases
                    and Reinvestments. . . . . . . . . . . . . 22

ARTICLE VI   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 23
     6.01.     Representations and Warranties - Seller . . . . 23
     6.02.     Representations and Warranties - SCI. . . . . . 27
     6.03.     Representations and Warranties - Guarantor. . . 29

ARTICLE VII   GENERAL COVENANTS. . . . . . . . . . . . . . . . 31
     7.01.     Affirmative Covenants . . . . . . . . . . . . . 31
     7.02.     Reporting Requirements. . . . . . . . . . . . . 34
     7.03.     Negative Covenants. . . . . . . . . . . . . . . 37
     7.04.     Separate Corporate Existence. . . . . . . . . . 38
     7.05.     Financial Covenants . . . . . . . . . . . . . . 40

ARTICLE VIII   ADMINISTRATION AND COLLECTION . . . . . . . . . 41
     8.01.     Designation of Servicer . . . . . . . . . . . . 41
     8.02.     Duties of Servicer. . . . . . . . . . . . . . . 42
     8.03.     Rights of the Administrative Agent. . . . . . . 44
     8.04.     Responsibilities of Seller. . . . . . . . . . . 45
     8.05.     Further Action Evidencing Purchases . . . . . . 46
     8.06.     Application of Collections. . . . . . . . . . . 47

ARTICLE IX   SECURITY INTEREST . . . . . . . . . . . . . . . . 47
     9.01.     Grant of Security Interest. . . . . . . . . . . 47
     9.02.     Further Assurances. . . . . . . . . . . . . . . 48
     9.03.     Remedies. . . . . . . . . . . . . . . . . . . . 48

ARTICLE X   TERMINATION EVENTS . . . . . . . . . . . . . . . . 48
     10.01.    Termination Events. . . . . . . . . . . . . . . 48
     10.02.    Remedies. . . . . . . . . . . . . . . . . . . . 51

ARTICLE XI   THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . 51
     11.01.    Authorization and Action. . . . . . . . . . . . 51
     11.02.    Administrative Agent's Reliance, Etc. . . . . . 51
     11.03.    Administrative Agent and Affiliates . . . . . . 52
     11.04.    Seller's Failure to Perform . . . . . . . . . . 52

ARTICLE XII   ASSIGNMENT OF PURCHASER'S INTEREST . . . . . . . 53
     12.01.    Restrictions on Assignments . . . . . . . . . . 53
     12.02.    Rights of Assignee. . . . . . . . . . . . . . . 53
     12.03.    Allocation of Payments. . . . . . . . . . . . . 54
     12.04.    Notice of Assignment. . . . . . . . . . . . . . 54
     12.05.    Evidence of Assignment; Endorsement
                    on Certificate . . . . . . . . . . . . . . 54
     12.06.    Rights of Program Support Provider
                    and Collateral Trustee . . . . . . . . . . 55

ARTICLE XIII   INDEMNIFICATION . . . . . . . . . . . . . . . . 55
     13.01.    Indemnities . . . . . . . . . . . . . . . . . . 55

ARTICLE XIV   GUARANTEE. . . . . . . . . . . . . . . . . . . . 58
     14.01.  Guarantee . . . . . . . . . . . . . . . . . . . . 58
     14.02.  Maintenance of Ownership. . . . . . . . . . . . . 60
     14.03.  Representation and Warranty . . . . . . . . . . . 61
     14.04.  Subrogation . . . . . . . . . . . . . . . . . . . 61

ARTICLE XV   MISCELLANEOUS . . . . . . . . . . . . . . . . . . 61
     15.01.    Amendments, Etc . . . . . . . . . . . . . . . . 61
     15.02.    Notices, Etc. . . . . . . . . . . . . . . . . . 61
     15.03.    No Waiver; Remedies . . . . . . . . . . . . . . 62
     15.04.    Binding Effect; Survival. . . . . . . . . . . . 62
     15.05.    Costs, Expenses and Taxes . . . . . . . . . . . 62
     15.06.    No Proceedings. . . . . . . . . . . . . . . . . 63
     15.07.    Confidentiality of BofA Information . . . . . . 63
     15.08.    Captions and Cross References . . . . . . . . . 66
     15.09.    Integration . . . . . . . . . . . . . . . . . . 66
     15.10.    Governing Law . . . . . . . . . . . . . . . . . 66
     15.11.    Waiver Of Jury Trial. . . . . . . . . . . . . . 67
     15.12.    Consent To Jurisdiction; Waiver
                    Of Immunities. . . . . . . . . . . . . . . 67
     15.13.    Execution in Counterparts . . . . . . . . . . . 67
     15.14.    Originators . . . . . . . . . . . . . . . . . . 67
     15.15.    Confidentiality of SCI Information. . . . . . . 67



                            APPENDICES

APPENDIX A - DEFINITIONS . . . . . . . . . . . . . . . . . . .A-1

APPENDIX B - CALCULATION OF DISCOUNT AND RESERVE . . . . . . .B-1

SCHEDULE B-1 - Pricing Grid

                            SCHEDULES

SCHEDULE 2.04(c)    Special Concentration Limits

SCHEDULE 6.01(d)    Litigation

SCHEDULE 6.01(k)    List of Offices of Seller where Records Are
                    Kept

SCHEDULE 6.01(l)    List of Lock-Box Banks

SCHEDULE 6.01(m)-1  Forms of Contracts

SCHEDULE 6.01(m)-2  Description of Credit and Collection
Procedure
||

                             EXHIBITS

EXHIBIT 1.03(a)     Form of Purchase Notice

EXHIBIT 3.04(a)     Form of Periodic Report

EXHIBIT 5.01(a)     Form of Certificate of Assignments

EXHIBIT 5.01(i)     Form of Lock-Box Agreement

EXHIBIT 5.01(j)-1   Form of Opinion of Special Counsel for
                    Seller, SCI, SCI Colorado and Guarantor

EXHIBIT 5.01(j)-2   Form of True Sale Opinion

EXHIBIT 5.01(j)-3   Form of Substantive Consolidation Opinion

EXHIBIT 5.01(j)-4   Form of Opinion of In-House Counsel for
                    Seller, SCI and Guarantor

EXHIBIT 5.01(j)-5   Form of Opinion of Special Alabama Counsel

EXHIBIT 12.05 Form of Assignment (for assignment to third party)

EXHIBIT I-1         Form of Guaranty

                       AMENDED AND RESTATED
                  RECEIVABLES PURCHASE AGREEMENT

                  Dated as of September 27, 1996


     THIS IS AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among SCI FUNDING, INC., an Alabama corporation having its principal office at 2101 West Clinton Avenue, Huntsville, Alabama 35805 ("Seller"), SCI TECHNOLOGY, INC., an Alabama corporation having its principal office at 2101 West Clinton Avenue, Huntsville, Alabama 35805 ("SCI"), SCI SYSTEMS, INC., a Delaware corporation having its principal office at c/o SCI Systems (Alabama) Inc., 2101 West Clinton Avenue, Huntsville, Alabama 35805 (together with its successors and permitted assigns, "Guarantor"), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation having its principal office at World Financial Center, South Tower, 225 Liberty Street, 8th Floor, New York, New York 10080 (together with its successors and assigns, "Purchaser"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association having its principal office at 555 California Street, 41st Floor, San Francisco, California 94104 ("BofA"), as administrative agent for the Purchaser (together with its successors and assigns, in such capacity, the "Administrative Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                            Background

     1. SCI, Guarantor, Purchaser and the Administrative Agent entered into a Receivables Purchase Agreement, dated as of June 30, 1995 (as heretofore amended, the "Original Receivables Agreement").

     2. Seller, SCI, Guarantor, Purchaser and the Administrative Agent desire to amend and restate the Original Receivables Agreement in its entirety as set forth herein in order to, among other things, provide for the substitution of SCI Funding, Inc., as Seller.

     3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell one or more undivided interests. Seller has requested Purchaser, and Purchaser desires, subject to the terms and conditions contained in this Agreement, to fund the purchase of such undivided interests, referred to herein as Undivided Interests, from Seller from time to time during the term of this Agreement.

     4. Seller and Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of such Undivided Interests be reinvested in Pool Receivables through the sale by Seller to the Administrative Agent, for the benefit of Purchaser, of additional undivided interests in the Pool Receivables, such daily reinvestment of Collections to be effected by an automatic daily adjustment to Purchaser's Undivided Interests, and to be intended to permit Purchaser to maintain its Purchaser's Investments fully invested in uncollected Pool Receivables.

     5. Purchaser expects generally to fund its Purchases and Reinvestments through the issuance of Commercial Paper Notes. Purchaser has entered into Program Support Agreements providing for the purchase by a Program Support
Provider of, or the making by a Program Support Provider of loans secured by, Undivided Interests in the event Purchaser hereunder is unable to fund its
Purchases  or  Reinvestments  pursuant  to this  Agreement  by the  issuance  of
Commercial Paper Notes or otherwise prefers to fund such Purchases or Reinvestments under the Program Support Agreements rather than by the issuance of Commercial Paper Notes, or is unable to pay such Commercial Paper Notes at maturity from the proceeds of collections from Pool Receivables in which it holds Undivided Interests hereunder. Purchaser has also entered into a Program Support Agreement with a Program Support Provider providing for the issuance of a letter of credit to the trustee for the holders of Commercial Paper Notes, and for the making of loans to the Purchaser, to provide funds for the payment of Commercial Paper Notes and for the making of Purchases and Reinvestments in the circumstances described above when funding is not available under certain other Program Agreements.

     6. BofA has been requested, and is willing, to act as the Administrative Agent.

     7. It is a condition precedent for Purchaser and the Administrative Agent to enter into this Agreement that Guarantor guaranty the performance of SCI and the Originators under the Agreement Documents, and Guarantor is willing to guaranty such performance, in each case upon the terms and conditions set forth herein.

     8. Seller has also entered into the Parallel Asset Purchase Agreement, dated the date hereof (as amended from time to time, the "Parallel Purchase Agreement") with the financial institutions party thereto as purchasers (the "Parallel Purchasers") and BofA as bank agent (in such capacity, the "Bank Agent") under which Seller may sell, transfer and assign, and the Bank Agent, for the benefit of the Parallel Purchasers, may acquire an undivided variable percentage interest in Pool Assets as such interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Parallel Purchasers and additional incremental payments made to Seller.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Receivables Purchase Agreement in its entirety, and hereby agree, as follows:


                            ARTICLE I

                   PURCHASES AND REINVESTMENTS

     SECTION 1.01. Purchases and Reinvestments. On the terms and subject to the conditions set forth in this Agreement (including Article V):

          (a) Purchases. Purchaser may, in its sole discretion, fund purchases from Seller Undivided Interests from time to time during the period from the date hereof to the Purchase Termination Date. Each such purchase and, as the context may require, the purchase price paid by Purchaser to Seller in respect thereof (determined pursuant to Section 1.03(b)), is herein called a "Purchase".

          (b) Reinvestments. Pursuant to Section 3.01, during the period from the date hereof to the Facility Termination Date, Purchaser may, in its sole discretion, permit Servicer to cause certain of the Collections in respect of the Undivided Interests to be applied to the purchase of additional undivided interests in the Pool Receivables, thereby resulting in an appropriate readjustment of such Undivided Interests. Each such purchase of an additional undivided interest pursuant to Section 3.01 is herein called a "Reinvestment".

Nothing set forth in this Agreement shall be deemed to be or shall be construed as a commitment by Purchaser or the Administrative Agent to purchase Undivided Interests. However, so long as the conditions to Reinvestment set forth in this Agreement are met, Servicer may presume that Collections may be used to make Reinvestments as provided herein, absent notice from the Administrative Agent to the contrary (which notice may be given at any time). Purchases and Reinvestments made hereunder shall be without recourse with regard to Defaulted Receivables (except as otherwise specifically provided in Article II of this Agreement in connection with the calculation of the Undivided Interests).

     SECTION 1.02. Purchase and Reinvestment Limits. Under no circumstances shall Purchaser fund any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

          (a) Purchase Limit. The Total Purchasers' Investments would exceed an amount (the "Purchase Limit") equal to $200,000,000, as such amount may be reduced pursuant to Section 1.07; or

          (b) Required Allocations Limit. The Total Required Allocations would exceed an amount (the "Required Allocations Limit") equal to 99% of the Net Pool Balance (as defined in Section 2.04).

     SECTION 1.03. Making Purchases from Seller. (a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrative Agent received by the Administrative Agent not later than 10:00 a.m. (Chicago time) on the Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be in substantially the form attached as Exhibit 1.03(a) and shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Period for the resulting Undivided Interest. In the event that Purchaser elects not to fund such Purchase hereunder, the Administrative Agent shall notify Seller thereof by the close of business on the Business Day next preceding the date of proposed Purchase. The Administrative Agent shall select the duration of such initial, and each subsequent, Yield Period in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

     (b) Amount of Purchase. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02.

     (c) Funding of Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrative Agent at its office at 231 South LaSalle Street in Chicago, Illinois not later than 11:00 a.m. (Chicago time) the amount of its Purchase (determined pursuant to Section 1.03(b)) in same day funds, and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds immediately available to Seller at such office.

     SECTION  1.04.  Number of  Undivided  Interests.  The  number of  Undivided
Interests hereunder at any one time, after giving effect to any Purchase, Reinvestment, division or combination, shall not exceed 15.

     SECTION 1.05. Facility Termination Date. (a) The "Facility Termination Date" shall be the earlier to occur of (i) June 30, 1998 (herein, as the same may be extended, called the "Scheduled Facility Termination Date"), and (ii) the date of termination of the Facility pursuant to Section 1.07 or 10.02.

     (b) The then Scheduled Facility Termination Date may be extended from time to time for successive periods of one year by written notice of request given by Seller to the Administrative Agent at least 120 days prior to the then Scheduled Facility Termination Date and written notice of acceptance given by the Administrative Agent to Seller not later than 45 days prior to such Scheduled Facility Termination Date. Failure of the Administrative Agent to respond in such time frame shall be deemed to be a rejection of such request.

     SECTION 1.06. Purchase Termination Date. (a) The "Purchase Termination Date" shall be the earlier to occur of (i) the Facility Termination Date and
(ii) the date of termination of the purchase facility with respect to Purchases pursuant to subsection (b).

     (b) The Facility shall terminate with respect to Purchases on the scheduled date of termination of any Program Support Agreement.

     The Administrative Agent agrees to give Seller at least 30 days' prior written notice of the termination of the Facility with respect to Purchases pursuant to this clause (b), but no failure to give or delay in giving such notice shall prevent or delay such termination.

     SECTION 1.07. Voluntary Termination of Facility or Reduction of Maximum Purchase Limit. Seller may, upon at least 30 days' prior written notice to the Administrative Agent, terminate the Facility in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that (a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and (b) after giving effect to such reduction, the remaining Purchase Limit will not be less than $50,000,000.

     SECTION 1.08. Limitation of Ownership Interest. Nothing in this Agreement shall be interpreted as providing the Administrative Agent or Purchaser with an ownership interest in any Receivables that are not Pool Receivables.


                            ARTICLE II

             UNDIVIDED INTEREST AND PURCHASER'S SHARE

     SECTION 2.01. Undivided Interest. (a) Definition and Computation of Undivided Interest. For purposes of this Agreement, "Undivided Interest" means, as the context may require (i) an undivided ownership interest, in a percentage determined from time to time as provided in clause (ii) below, in (A) all then outstanding Pool Receivables, (B) all Related Security with respect to such Pool Receivables, (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security and (D) all books and records (including, without limitation, computer disks) related to the foregoing (collectively, the "Pool"), and (ii) at any time, the quotient, expressed as a percentage, obtained by dividing the Required Allocation for such Undivided Interest by the Net Pool Balance. Each Undivided Interest shall be computed as follows:

      UI   =  RA  =  PI + DF + CR + SFR + DR
              ---    -----------------------
              NPB             NPB

where:

      UI   =   the Undivided Interest at any time;

      RA = the Required Allocations of such Undivided Interest at such time, as determined pursuant to Section 2.02; and

      NPB      = the Net Pool Balance at such time,  as  determined  pursuant to
               Section 2.04.

     (b) Frequency of Computation of Purchaser's Interest. Each Undivided Interest shall initially be computed by Servicer as of the opening of business of Servicer on the date of Purchase of such Undivided Interest from Seller, and such Undivided Interest shall be recomputed upon receipt of each Periodic Report. In addition, until such Undivided Interest shall be reduced to zero, such Undivided Interest shall be deemed to be automatically recomputed as of the close of business of Servicer on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest in Pool Receivables held by the Administrative Agent, for the benefit of Purchaser, on such day. Such Undivided Interest shall become zero at such time as Purchaser shall have received the accrued Earned Discount for such Undivided Interest, shall have recovered the Purchaser's Investment of such Undivided Interest and shall have received all other amounts payable to Purchaser pursuant to this Agreement in respect of such Undivided Interest and Servicer shall have received the accrued Servicer's Fee for such Undivided Interest. Such Undivided Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

     SECTION  2.02.   Required  Allocation.   The  "Required Allocation"  of  an
Undivided Interest at any time means an amount determined as follows:

      RA   =   PI + DF + CR + SFR

where:

      RA   =   the Required Allocation of an Undivided Interest
               at any time;

      PI = the Purchaser's Investment of such Undivided Interest at such time, as determined pursuant to Section 2.03;

      DF = the Discount Factor of such Undivided Interest at such time, as determined pursuant to Part I of Appendix B;

      CR = the Credit Reserve of such Undivided Interest at such time, as determined pursuant to Part II of Appendix B;

      SFR = the Servicer's Fee Reserve of such Undivided Interest at such time, as determined pursuant to Part IV of Appendix B; and

The "related" Undivided Interest with respect to any of the foregoing items shall mean the Undivided Interest as to which such item is calculated.

     SECTION 2.03.  Purchaser's Investment.  (a)  Subject to subsections (b) and
(c), "Purchaser's Investment" of an Undivided Interest at any time means an amount equal to
                     (i) the aggregate of the amounts theretofore paid to Seller for the acquisition of such Undivided Interest (A) by Purchase pursuant to Sections 1.01(a) and 1.03 and (B) by Reinvestments pursuant to Sections 1.01(b) and 3.01, less

                    (ii) the aggregate amount of Collections (including Deemed Collections) theretofore received and distributed on account of such Purchaser's Investment pursuant to Sections 3.01 and 3.02.

     (b) Solely for purposes of calculating the Earned Discount (and each component thereof) with respect to a portion of an Undivided Interest pursuant to the proviso to the definition of "Earned Discount" in Appendix B:

                     (i) "Purchaser's Investment" of any portion of an Undivided Interest owned by a Program Support Provider (or any permitted assignee thereof) or otherwise funded by a Funding shall be deemed to be the amount paid to Purchaser (or to the Administrative Agent for the benefit of Purchaser) by such Program Support Provider as the purchase price of, or the original principal amount loaned with respect to, such portion (less any portion of such purchase price or principal amount allocable to Earned Discount accrued and unpaid at the time of assignment or Funding), as reduced from time to time by Collections received and distributed to such Program Support Provider (or such assignee) on account of such Funding (other than any portion allocable to Earned Discount) pursuant to Sections
     3.01 and 3.02 or by payments by or for the account of Purchaser to the Program Support Provider in reimbursement of any Funding (less any amount allocable to such accrued and unpaid Earned Discount); and

                    (ii) "Purchaser's Investment" of any other portion of an Undivided Interest shall mean Purchaser's Investment of such Undivided Interest less the sum of Purchaser's Investments of all portions of such Undivided Interest described in clause (i) above, calculated in accordance with such clause (i).

     (c)  Purchaser's   Investment  shall  not  be  considered  reduced  by  any
distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

     (d) The "related" Purchaser's Investment with regard to a Yield Period or Undivided Interest (or portion thereof) means the Purchaser's Investment calculated with regard to such Yield Period or Undivided Interest (or such portion), as the case may be.

     SECTION 2.04. Net Pool Balance. (a) The "Net Pool Balance" at any time means an amount equal to

                     (i)  the   aggregate   Unpaid   Balance  of  the   Eligible
     Receivables in the Receivables Pool at such time, minus

                    (ii) the aggregate (for all Obligors) of the amounts by which (x) the Unpaid Balance of all Pool Receivables of each Obligor exceeds (y) the Concentration Limit for such Obligor at such time, minus

                   (iii) the aggregate Accounts Payable Amount owed to each Account Payable Obligor whose senior unsecured debt is rated BB+ or below by S&P, Ba3 or below by Moody's or is unrated by S&P or Moody's, minus

          (iv) from and after the occurrence of a Trigger Event, the Accounts Payable Amount at such time, to the extent not deducted pursuant to clause
     (iii) above, minus

          (v) the aggregate (for all Obligors) of the amounts by which (x) the Exposure Amount of each Obligor exceeds (y) the Exposure Limit of such Obligor at such time, plus

          (vi) so long as  Receivables  from IBM  fail to  qualify  as  Eligible
     Receivables solely because they fail to satisfy the requirements of paragraph (s) of the definition of Eligible Receivables, an amount equal to
     (x) the aggregate Unpaid Balance of Receivables from IBM, minus (y) the Accounts Payable Amount owed to IBM.

     (b) "Concentration  Limit" for any Obligor at any time means, as applicable
(x) 3% of Eligible Receivables at such time or (y) the Special Concentration Limit for such Obligor, whichever is greater.

     (c) "Special  Concentration  Limit" for (i) (A) any Obligor  identified  on
Schedule 2.04(c), means the applicable percentage set forth on Schedule 2.04(c) and (B) for any other Obligor identified in writing by the Administrative Agent to the Seller as an Obligor for which Special Concentration Limits shall apply, means at any time, such percentage designated by the Administrative Agent in written notice delivered to Seller of (ii) the aggregate Unpaid Balance of all Eligible Receivables at such time; provided that the Administrative Agent may, at its discretion, reduce any such Special Concentration Limit upon ten (10) Business Days' prior written notice to Seller; it being understood and agreed that the Administrative Agent, in so reducing any Special Concentration Limit for any Obligor, shall be entitled to consider, among other things, the credit rating of such Obligor and the credit exposure of Purchaser and any Program Support Provider to such Obligor (and its Affiliates) arising in connection with this Agreement and other agreements to which Purchaser is a party.

     (d) "Exposure Limit" for (i) any Obligor rated Aa3 or higher by Moody's and AA- by S&P, $100,000,000; (ii) any Obligor rated at least Baa3, but less than Aa3 by Moody's and at least BBB-, but less than AA- by S&P, $75,000,000; and
(iii) for all other Obligors, $50,000,000.

     (e) "Exposure Amount" means, with respect to any Obligor, (A) (i) the lesser of the Concentration Limit for such Obligor and the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor, minus (ii) 50% of the aggregate Credit Reserve for all Undivided Interests as of the most recent Month End Date, times (B) the Total Required Allocations.

     (f) In the case of any Obligor which, to the actual knowledge of Seller, is an Affiliate of any other Obligor, the Concentration Limit, the Special Concentration Limit, if any, and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

     SECTION 2.05. Purchaser's Share. With respect to each Undivided Interest, "Purchaser's Share" of Collections of Pool Receivables received (or deemed received) by Seller or Servicer on any day means an amount equal to the product of

          (a) the amount of all Collections of Pool Receivables received (or deemed received) by Seller or Servicer on such day, times:

          (b) (i) if such day is not a Run Off Day, such Undivided Interest on such day, expressed as a decimal, and

               (ii) if such day is a Run Off Day, either (A) such Undivided Interest on the day immediately preceding the first Run Off Day to have occurred during the then current Run Off Period or (B) if higher, upon the request of the Administrative Agent, the most recently calculated Undivided Interest (it being understood that in the event that the sum of the Parallel Purchasers' Share (as defined in the Parallel Purchase Agreement) and the Purchaser's Share shall exceed 100%, the Purchaser and the Parallel Purchasers shall share Collections, pro rata, based on their respective outstanding Purchaser's Investment);

provided that (i) during the continuance of any Termination Event, the sum of the Parallel Purchasers' Share (as defined in the Parallel Purchase Agreement) and the Purchaser's Share shall be 100% and (ii) after such time as an Undivided Interest shall equal zero the Purchaser's Share of Collections therefor shall also equal zero.


                           ARTICLE III

                           SETTLEMENTS

     SECTION 3.01. Non-Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each day (other than a Run Off Day) in any Yield Period for any Undivided Interest, Servicer shall deem an amount equal to Purchaser's Share of Collections of Pool Receivables received or deemed received on such day to be received in respect of such Undivided Interest; and

                     (i) out of Purchaser's Share of such Collections, hold in trust for the benefit of Purchaser an amount equal to the related Earned Discount and related Servicer's Fee accrued through such day and not previously so held for the benefit of Purchaser,

                    (ii) apply an amount equal to the remainder of Purchaser's Share of such Collections (the "Remaining Collections") to reduce the Purchaser's Investment of such Undivided Interest (it being understood that such amount need not be physically paid to Purchaser under this clause
     (ii)), and

                   (iii) subject to Section 3.03, after such reduction, (A) apply such Remaining Collections to the Reinvestment, for the benefit of Purchaser, of additional undivided interests in Pool Receivables by recomputation of such Undivided Interest pursuant to Section 2.01 as of the end of such day, thereby increasing the related Purchaser's Investment, and
     (B) pay to Seller such Remaining Collections.

The recomputed Undivided Interest shall constitute the percentage ownership interest in Pool Receivables on such day held by the Administrative Agent, for the benefit of Purchaser, with regard to such Undivided Interest.

     (b) Settlement Date Procedure. On the Settlement Date for each Undivided Interest, for each day in the related Yield Period of such Settlement Period that is not a Run Off Day for such Undivided Interest, Servicer shall deposit to the Administrative Agent's Account the amounts set aside as described in Section 3.01(a)(i) and the amounts, if any, set aside pursuant to Section 3.03(b) or (c) for payment to the Administrative Agent on such Settlement Date; provided, however, that until Servicer receives written notice from the Administrative Agent to the contrary, Servicer may retain amounts which would otherwise be deposited in respect of Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee under clause (c) below.

     (c) Order of Application. Upon receipt by the Administrative Agent of funds distributed pursuant to subsection (b), the Administrative Agent shall distribute them (i) to Purchaser in payment of the accrued and unpaid Earned Discount for such Undivided Interest, (ii) unless retained pursuant to subsection (b), to Servicer in payment of the accrued and unpaid Servicer's Fee payable with respect to such Undivided Interest and (iii) in the case of any amounts set aside pursuant to Section 3.03(b) or (c), to Purchaser in reduction of the related Purchaser's Investment. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the amounts referred to in clauses (i) and (ii), the Administrative Agent shall distribute funds, first, in payment of such Earned Discount, and second, in payment of such Servicer's Fee.

     SECTION 3.02. Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each Run Off Day occurring in any Yield Period for an Undivided Interest, Servicer shall set aside and hold in trust for Purchaser Purchaser's Share of the Collections of Pool Receivables in respect of such Undivided Interest for such Run Off Day and shall, if requested by the Administrative Agent or if a Termination Event has occurred and is continuing, deposit such Collections within one Business Day of Servicer's receipt thereof into a bank account acceptable to the Administrative Agent in which no other funds shall be deposited.

     (b) Settlement Date Procedure. On each Settlement Date for each Undivided Interest, if one or more Run Off Days for such Undivided Interest occurred during the related Yield Period for the Settlement Period ending on such Settlement Date for such Undivided Interest, Servicer shall deposit to the Administrative Agent's Account the amounts set aside pursuant to Section 3.02(a) during such Settlement Period, but not to exceed the sum of (i) the accrued and unpaid related Earned Discount, (ii) the Purchaser's Investment of such Undivided Interest, (iii) the aggregate of other amounts owed hereunder by Seller to Purchaser or the Administrative Agent in respect of such Undivided Interest, and (iv) the accrued Servicer's Fee payable with respect to such Undivided Interest. If no Termination Event or Unmatured Termination Event shall have occurred and be continuing, any amounts set aside pursuant to clause (a) of this Section 3.02 and not required to be deposited to the Administrative Agent's Account pursuant to the next preceding sentence shall be paid to Seller by Servicer.

     (c) Order of Application. Upon receipt of funds deposited to the Administrative Agent's Account pursuant to Section 3.02(b), the Administrative Agent shall distribute them (i) to Purchaser or the Administrative Agent (as the case may be) (A) in payment of the accrued and unpaid Earned Discount for such Undivided Interest, (B) in reduction of the Purchaser's Investment of such Undivided Interest and (C) in payment of any other amounts owed by Seller hereunder to Purchaser or the Administrative Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued Servicer's Fee payable with respect to such Undivided Interest, also until reduced to zero. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts, the Administrative Agent shall distribute funds on deposit, first, in payment of the Earned Discount for such Undivided Interest, second, in payment of the Servicer's Fee payable with respect to such Undivided Interest, if any (if Servicer is not SCI or an Affiliate of SCI), third, in reduction of Purchaser's Investment of such Undivided Interest, fourth, in payment of other amounts payable to Purchaser or the Administrative Agent hereunder, and fifth, in payment of the Servicer's Fee payable with respect to such Undivided Interest (if Servicer is SCI or an Affiliate of SCI).

     SECTION 3.03. Special Settlement Procedures; Reduction of Purchaser's Investment, Etc. (a) Deemed Collections. If on any day

                     (i) the Unpaid Balance of any Pool Receivable is

                 (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, any credit, pricing adjustment or other adjustment by Seller or any Affiliate of Seller (other than any adjustment permitted by Section 8.02(c)(i)),

                 (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against Seller or any other Person (whether such claim arises out of the same or a related or an unrelated transaction), or as a result of any dispute, or

                 (C) reduced on account of the obligation of Seller or any other Person to pay to the related Obligor any rebate or refund, or to rework any product or service related to such Receivable; or

                    (ii) any of the representations or warranties of Seller set forth in Section 6.01(i) or (m) is no longer true with respect to a Pool Receivable; or

                   (iii) Seller receives a payment of a Deemed Collection pursuant to any Second Tier Sale Agreement;

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable;

               (I) in the case of clause (i) above, in the amount of such reduction or cancellation;

               (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable; and

               (III) in the case of clause (iii) above, in the amount of such Deemed Collection.

     (b) Unreinvested Collections. Collections that may not be reinvested by means of Reinvestments in an Undivided Interest on account of the application of the Required Allocations Limit or the Purchase Limit pursuant to Section 2.01 shall be so reinvested as soon as it is possible to do so without violating such Required Allocations Limit or Purchase Limit, as the case may be. To the extent and so long as such Collections may not be so reinvested, subject to Section 1.01, Servicer shall hold such Collections in trust for the benefit of Purchaser (and, if requested by the Administrative Agent or if a Termination Event has occurred and is continuing, shall deposit in a separate interest-bearing deposit account containing only such Collections and earnings thereon and no other funds; it being understood that any interest earned on such funds shall be for the account of Seller and shall be paid to Seller on the Settlement Date next succeeding the date on which such interest is credited to such account, so long as no Termination Event has occurred and is continuing), for payment to the Administrative Agent on the next following Settlement Date, and the Purchaser's Investment of such Undivided Interest shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid.

     (c) Seller's Reduction of Purchaser's Investment. If at any time Seller shall wish to cause the reduction of the Purchaser's Investment of a related Undivided Interest (but not to commence the liquidation, or reduction to zero, of all Undivided Interests), Seller may do so as follows:

                     (i) Seller shall give the Administrative Agent at least five (5) Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence, which date shall be a Business Day),

                    (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting
     Remaining Collections until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                   (iii) Servicer shall hold such Collections for the benefit of Purchaser, for payment to the Administrative Agent on the next following Settlement Date, and the Purchaser's Investment of such Undivided Interest shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid;

provided that,

          (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the Purchaser's Investment of such Undivided Interest after giving effect to such reduction shall be not less than $5,000,000 (unless Purchaser's Investment of such Undivided Interest shall thereby be reduced to zero) and shall be in an integral multiple of $100,000,

          (B) if Seller shall commence any voluntary reduction in a Yield Period containing all or a portion of any Run Off Period, Collections not so reinvested shall be treated as if collected on the next following Run Off Day,

          (C) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Yield Period, and

          (D) if two or more Undivided Interests shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Administrative Agent shall consent otherwise, to the Undivided Interest with the shortest remaining Yield Period.

     (d) Allocations of Obligor's Payments. Except as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Pool Receivable shall be applied to Pool Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable; provided, however, that, if payment is designated by such Obligor for application to specific Pool Receivables, it shall be applied to such specified Pool Receivables.

     SECTION 3.04. Reporting. (a) On or prior to the fifteenth (15th) day of each month (or the next Business Day if such fifteenth (15th) day is not a Business Day), Servicer shall prepare and forward to the Administrative Agent

          (i) a Periodic Report relating to all Undivided Interests owned by the Administrative Agent, for the benefit of Purchaser, as of the close of business of Servicer on the next preceding Month End Date,

          (ii) if requested by the Administrative Agent, an aggregate listing of aged Pool Receivables, and

          (iii) a listing of the Unpaid Balance of Eligible Receivables for each Obligor with Eligible Receivables equal to or greater than 3.0% of the aggregate Unpaid Balance of Eligible Receivables as of the next preceding Month End Date.

     If requested by the Administrative Agent, Servicer shall prepare and forward Periodic Reports more frequently than once a month, using the most current information available to Servicer.

     (b) On or prior to the Settlement Date of any Settlement Period containing a Run Off Day, Servicer shall prepare and forward to the Administrative Agent a Periodic Report as of the close of business of Servicer on the next preceding Month End Date.

     (c) Seller will advise the Administrative Agent and Servicer of each Run Off Day immediately upon the occurrence thereof.

     SECTION 3.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by Seller or Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (Chicago time) on the day when due in lawful money of the United States of America in same day funds to the Administrative Agent at BofA's office at 231 South LaSalle Street, Chicago, Illinois, Account #6657093, ABA # 071-000-039, reference RC #1159 for SCI Funding Inc. (the "Administrative Agent's Account").

     (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Administrative Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Reference Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Administrative Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Administrative Agent of such overdue amount to Purchaser or any other Person having an interest in such overdue amount, in which case such interest accruing after such date shall be for the account of, and distributed by the Administrative Agent, to such Persons ratably in accordance with their respective interests in such overdue amount.

     (c) All computations of interest, Earned Discount, Negative Spread Fee and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

     SECTION 3.06.  Dividing or Combining Undivided Interests.

     (a) Division of Undivided Interests. The Administrative Agent may at any time, as of the last day of any Yield Period for any then existing Undivided Interest, divide such existing Undivided Interest on such last day into two or more new Undivided Interests, each such new Undivided Interest having a Purchaser's Investment as designated in such notice and all such new Undivided Interests collectively having aggregate Purchaser's Investments equal to the Purchaser's Investment of such existing Undivided Interest.

     (b) Combination of Undivided Interests. The Administrative Agent may at any time, as of the last day of any Yield Period for two or more existing Undivided Interests or on or before the date of any proposed Purchase of an Undivided Interest pursuant to Sections 1.01 and 1.04 by Purchaser, on such last day or such date of Purchase, as the case may be, combine into one new Undivided Interest such existing and/or proposed Undivided Interests or any combination thereof, such new Undivided Interest having a Purchaser's Investment equal to the aggregate Purchaser's Investments of such Undivided Interests so combined.

     (c) Effect of Division or Combination. On and after any division or combination of Undivided Interests as described above, each of the new Undivided Interests resulting from such division, or the new Undivided Interest resulting from such combination, as the case may be, shall be a separate Undivided Interest having a Purchaser's Investment as set forth above, and shall take the place of such existing Undivided Interest or Undivided Interests or proposed Undivided Interest, as the case may be, in each case under and for all purposes of this Agreement. The Administrative Agent agrees to give Seller prompt notice of each such division or combination.

     SECTION 3.07. Treatment of Collections and Deemed Collections. Seller shall pay to Servicer all Collections deemed received by Seller pursuant to Section 3.03(a), and Servicer shall hold or distribute such Collections to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrative Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, Servicer shall forthwith cause such deemed Collections to be paid to the Administrative Agent or to such lock boxes or accounts, as applicable. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer or the Administrative Agent, it shall hold such Collections in trust and separate and apart from its own funds.


                            ARTICLE IV

                    FEES AND YIELD PROTECTION

     SECTION 4.01. Fees. Seller shall pay to the Administrative Agent, the structuring agent and Purchaser certain fees on such dates and in such amounts as set forth in the letter agreement dated as of September 27, 1996 between the Administrative Agent and Seller (as amended from time to time, the "Fee Letter").

     SECTION 4.02. Yield Protection. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

          (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Undivided Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Investments or Earned Discount owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on or based upon the overall net income of such Affected Party imposed by the United States of America and any state, local or foreign jurisdiction in which such Affected Party is subject to income taxation); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party, or credit extended by any Affected Party; or

          (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

          (D) shall impose any other condition affecting any Undivided Interest owned or funded by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

          (x) to increase the cost or to impose a cost on (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement, or any Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent for continuing its, or Seller's, relationship with Purchaser,

          (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Certificate of Assignments, or under any Program Support Agreement with respect thereto, or

          (z) in the sole determination of such Affected Party, to materially reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty (30) days after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

     (b) Each Affected Party will promptly notify Seller and the Administrative Agent of any event of which it has actual knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

     (c) In determining any amount provided for or referred to in this Section 4.02, an Affected Party will use reasonable averaging and attribution methods. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a certificate setting forth such increased cost or reduced return in reasonable detail, which certificate shall, in the absence of manifest error, be presumed correct as to the amount thereof.


                            ARTICLE V

             CONDITIONS TO EFFECTIVENESS OF PURCHASES

     SECTION 5.01. Conditions Precedent to Initial Purchase. The effectiveness of this Amended and Restated Receivables Purchase Agreement and the initial Purchase hereunder is subject to the condition precedent that the Administrative Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrative Agent:

          (a)  A Certificate of Assignments;

          (b) A copy of the resolutions of the Board of Directors of Seller approving this Agreement, the Certificate of Assignments and the other Agreement Documents to be delivered by it hereunder and the transactions contemplated hereby, certified on behalf of Seller by Seller's Secretary or Assistant Secretary; a copy of the resolutions of the Board of Directors of SCI approving this Agreement and the other Agreement Documents to be delivered by it hereunder and the transactions contemplated hereby, certified on behalf of SCI by SCI's Secretary or Assistant Secretary; a copy of the resolutions of the Board of Directors of Guarantor approving this Agreement and the other Agreement Documents to be delivered by it hereunder and the transactions contemplated hereby, certified on behalf of Guarantor by Guarantor's Secretary or Assistant Secretary; a copy of the resolutions of the Board of Directors of SCI Colorado approving the Agreement Documents to be delivered by it and the transactions contemplated thereby, certified on behalf of SCI Colorado by SCI Colorado's Secretary or Assistant Secretary;

          (c) A good standing certificate for Seller issued by the Secretary of State of Alabama; good standing or foreign qualification certificates for SCI issued by the Secretaries of State of Alabama, California, Colorado, New Hampshire, North Carolina, Maine and South Dakota; good standing or foreign qualification certificates for Guarantor issued by the Secretaries of State of Delaware and California; and a good standing certificate for SCI Colorado issued by the Secretary of State of Colorado;

          (d) A certificate of the Secretary or Assistant Secretary of each of Seller, SCI, SCI Colorado and Guarantor certifying on behalf of such Person the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Agreement Documents to be delivered by it hereunder (on which certificate the Administrative Agent and Purchaser may conclusively rely until such time as the Administrative Agent shall receive a revised certificate meeting the requirements of this subsection (d));

          (e) The Articles of Incorporation of Seller and SCI, SCI Colorado and the Certificate of Incorporation of Guarantor, duly certified by the Secretary of State or similar office of the State under the laws of which the Seller, SCI, SCI Colorado or Guarantor, as the case may be, was organized, as of a recent date, together with a copy of the By-laws of Seller, SCI, SCI Colorado and Guarantor, duly certified on behalf of such Person by the Secretary or an Assistant Secretary of Seller, SCI, SCI Colorado and Guarantor, respectively;

          (f) Acknowledgment copies (or other evidence of filing reasonably satisfactory to the Administrative Agent), of proper Financing Statements (Form UCC-1), filed on or prior to the date of the initial Purchase hereunder naming (i) each of SCI Colorado and SCI, respectively, as the debtor and seller of Receivables, Seller as the secured party and purchaser and the Administrative Agent, for the benefit of Purchaser, as assignee and
     (ii)  Seller as the  debtor  and  seller  of  Receivables  or an  undivided interest therein and the Administrative Agent, for the benefit of Purchaser, as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Administrative Agent's interests in all Undivided Interests assigned to it or otherwise created or arising hereunder;

          (g) A search report provided in writing to the Administrative Agent listing all effective Financing Statements filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in such other jurisdictions that Administrative Agent shall reasonably request, together with copies of such financing statements (none of which shall cover the Pool or any part thereof);

          (h) Executed copies of all releases, if any, necessary to release all security interests and other rights or interests of any Person in the Pool or any part thereof previously granted by any Person, together with copies of the relevant financing statements (Form UCC-3);

          (i) Duly executed (except by the Lock-Box Bank) copies of Lock-Box Agreements with each of the Lock-Box Banks;

          (j) A favorable opinion of Powell, Goldstein, Frazer & Murphy, counsel for Seller, SCI, SCI Colorado and Guarantor, in substantially the forms of Exhibits 5.01(j)-1, 5.01(j)-2 and 5.01(j)-3, a favorable opinion of Michael
     M. Sullivan, Esq., in-house counsel for Seller, SCI, SCI Colorado and Guarantor, in substantially the form of Exhibit 5.01(j)-4 and a favorable opinion of special Alabama counsel, in substantially the form of Exhibit 5.01(j)-5;

          (k) The Second Tier Sale Agreement, duly executed by the parties thereto;

          (l) Such powers of attorney as the Administrative Agent shall reasonably request to enable the Administrative Agent to collect all amounts due under any and all Pool Receivables;

          (m) A Periodic Report as of the most recent Month End Date; and

          (n) The Parallel Purchase Agreement, duly executed by the parties thereto.

     SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent ("Conditions Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

          (a) The representations and warranties contained in Article VI are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

          (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event,

          (c) After giving effect to each proposed Purchase or Reinvestment, the Total Purchasers' Investments will not exceed the Purchase Limit and Total Required Allocations will not exceed the Required Allocations Limit, and

          (d) The Purchase Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Termination Event shall not be a Condition Precedent to any Reinvestment on any day which does not cause the Total Purchasers' Investments, after giving effect to such Reinvestment to exceed the Total Purchasers' Investments as of the opening of business on such day.


                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties - Seller. Seller represents and warrants as follows:

          (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals, in every jurisdiction where the ownership of property or the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Seller Material Adverse Effect.

          (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement, the Certificate of Assignments and any other Agreement Documents to be delivered by it hereunder and thereunder, and the assignment of Undivided Interests and the other transactions contemplated hereby and thereby, are within its corporate powers, have been duly authorized by all necessary corporate action, do not
     (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which Seller or its property is subject and, in the case of this clause (2), which contravention would have a Seller Material Adverse Effect; (ii) result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties, which violation would have a Seller Material Adverse Effect.

          (c) Valid Sale; Binding Obligations. This Agreement constitutes a valid sale, transfer, and assignment of the Undivided Interests to the Administrative Agent, for the benefit of Purchaser, enforceable against creditors of, and purchasers from, Seller and each Originator. This Agreement, the Certificate of Assignments and each other Agreement Document constitute Seller's legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificate of Assignments or any other Agreement Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of any Receivable, Undivided Interest, the issuance of the Certificate of Assignments or the consummation of any of the other transactions contemplated by this Agreement, or any other Agreement Document to which Seller is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a Seller Material Adverse Effect or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder or the Certificate of Assignments.

          (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement, the Certificate of Assignments or any other document or instrument to be delivered hereunder except for the filing of the Financing Statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

          (f) Financial Condition. The pro forma balance sheet of Seller as at the date hereof, certified on behalf of Seller by Seller's chief financial or accounting officer, copies of which have been furnished to the Administrative Agent, fairly present the financial condition of Seller as at such date, all in accordance with GAAP consistently applied and since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets, prospects or operations.

          (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which Seller is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, Seller from conducting a material part of its business operations.

          (h) Margin Regulations. No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended; and the use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (i) Quality of Title. Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Administrative Agent) except as provided herein; each Pool Receivable was purchased by Seller from SCI or SCI Colorado pursuant to a Second Tier Sale Agreement in a "true sale" transaction, which sale is enforceable against all creditors of, and purchasers from, SCI or SCI Colorado, as the case may be, and, Seller took all steps necessary to perfect its ownership interest in such Pool Receivable against SCI or SCI Colorado, as the case may be; when the Administrative Agent, on behalf of Purchaser, makes a Purchase, it shall have acquired and shall continue to have maintained a valid and perfected undivided percentage ownership interest to the extent of its Undivided Interest in each Pool Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Administrative Agent); and no effective financing statement or other instrument similar in effect covering the Pool or any part thereof is on file in any recording office except such as may be filed (i) in favor of SCI or SCI Colorado in accordance with the Contracts, or in accordance with this Agreement with respect to Pool Receivables purchased by SCI from any Originator, (ii) in favor of Purchaser or the Administrative Agent in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Administrative Agent, or
     (iii) in favor of BofA, as Collateral Trustee, or any successor in such capacity, as described in Section 11.01.

          (j) Accurate Reports. Each Periodic Report (if prepared by Seller, or to the extent that information contained therein is supplied by Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by Seller to the Administrative Agent, Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

          (k) Offices. The chief place of business and chief executive office of Seller, SCI and each Originator are located at the address of Seller, SCI or the applicable Originator referred to in Section 15.02, and the offices where Seller keeps all its books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(k) (or, in each case, at such other locations, notified to the Administrative Agent in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

          (l) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(l) (or have been notified to the Administrative Agent in accordance with Section 7.03(d)).

          (m) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

          (n) Compliance With Certain Statutes. Each Purchase of an Undivided Interest from Seller hereunder, and each Reinvestment of Collections in Pool Receivables made hereunder, will constitute (a) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (b) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (o) No Defaults. Seller is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Seller Material Adverse Effect.

     SECTION 6.02.  Representations and Warranties - SCI.   SCI  represents  and
warrants as follows:

          (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals in every jurisdiction where the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not
     (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which SCI or its property is subject and, in the case of this clause (2), which contravention would have a Material Adverse Effect, (ii) do not result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to SCI of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over SCI or any of its properties, which violation would have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) Binding Obligations. This Agreement and each other Agreement Document to which SCI is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Proceedings. Except as listed on Schedule 6.02(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which SCI is a party,
     (ii) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement, or any other Agreement Document to which SCI is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

          (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder.

          (f) Financial Condition. The balance sheet of SCI as at June 30, 1995, and the related statements of earnings, stockholders' equity and statement of cash flows of SCI for the fiscal year then ended certified by SCI's chief financial or accounting officer or treasurer, and the balance sheet of SCI as at March 31, 1996, and the related statements of earnings, stockholders' equity and statement of cash flows of SCI for the nine fiscal months then ended, certified on behalf of SCI by SCI's chief financial or accounting officer, copies of which have been furnished to the Administrative Agent, fairly present the financial condition of SCI as at such dates and the results of the operations of SCI for the periods ended on such dates, all in accordance with GAAP consistently applied and since June 30, 1995, there has been no material adverse change in the financial condition, business, assets, prospects or operations of SCI.

          (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which SCI is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, SCI from conducting a material part of its business operations.

          (h) Accurate Reports. All information, exhibits, financial statements, documents, books, records or reports furnished at any time by SCI to the Administrative Agent, Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

          (i) No Defaults. SCI is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.03. Representation and Warranties-Guarantor. Guarantor represents and warrants as follows:

          (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals in every jurisdiction where the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not
     (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which Guarantor or its property is subject and, in the case of this clause (2), which contravention would have a Material Adverse Effect, (ii) do not result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or
     (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties, which violation would have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c)  Binding  Obligations.  This  Agreement  and each other  Agreement
     Document to which Guarantor is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Proceedings. Except as listed on Schedule 6.03(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which Guarantor is a party, (ii) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement, or any other Agreement Document to which Guarantor is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

          (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder.

          (f) Financial Condition. The consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at June 30, 1995, and the related statements of earnings, stockholders' equity and statement of cash flows of Guarantor and its consolidated Subsidiaries for the fiscal year then ended certified by Ernst & Young, independent public accountants, and the consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at March 31, 1996, and the related statements of earnings, stockholders' equity and statement of cash flows of Guarantor and its consolidated Subsidiaries for the nine fiscal months then ended, certified on behalf of Guarantor by Guarantor's chief financial or accounting officer or treasurer, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial condition of Guarantor and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of Guarantor and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied and since June 30, 1995, there has been no material adverse change in the financial condition, business, assets, prospects or operations of Guarantor and its consolidated Subsidiaries, taken as a whole.

          (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which Guarantor is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, Guarantor from conducting a material part of its business operations.

          (h) Accurate Reports. All information, exhibits, financial statements, documents, books, records or reports furnished at any time by Guarantor to the Administrative Agent, Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

          (i) No Defaults. Guarantor is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Material Adverse Effect.


                           ARTICLE VII

                        GENERAL COVENANTS

     SECTION 7.01.  Affirmative Covenants.   From  the date hereof until the End
Date, unless the Administrative Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, comply in all respects with all applicable laws, rules, regulations, orders and contractual obligations with respect to it, its business and properties and all Pool Receivables and related Contracts, the noncompliance with which would, either singly or in the aggregate, have a Material Adverse Effect or a Seller Material Adverse Effect.

          (b) Conduct of Business and Preservation of Corporate Existence. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, continue to engage in business of substantially the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all action to maintain all rights, privileges and franchises material to the conduct of its business, and comply with all its contractual obligations and all Requirements of Law, except where such failure would not have a Material Adverse Effect or a Seller Material Adverse Effect.

          (c) Audits. Subject to contractual, statutory, regulatory or other similar limitations regarding confidential or proprietary information, each of SCI and Seller will, and Guarantor will, and will cause SCI to, at any time and from time to time during regular business hours upon at least three (3) Business Days' prior written notice (unless a Termination Event has occurred and is continuing, in which case, no such notice shall be required), permit the Administrative Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Receivables, including, without limitation, the related Contracts, purchase orders and other agreements, and (ii) to visit the offices and properties of Seller, SCI and Guarantor for the purpose of examining such materials described in clause (i) next above, and to discuss matters relating to Pool Receivables or Seller's, SCI's or Guarantor's performance hereunder with any of the officers or employees of Seller, SCI or Guarantor having knowledge of such matters. Seller, SCI and Guarantor expressly reserve the right to restrict access to any of their facilities in accordance with reasonably adopted procedures relating to safety and security. Article XIII notwithstanding, the reasonable costs and expenses incurred by the Administrative Agent or its agents or representatives in connection with any such examinations, copies, abstracts, visits or discussions occurring or made (i) more than twice during any calendar year, (ii) prior to the occurrence of a Termination Event and (iii) other than in connection with a change by SCI of its information systems, shall be for the account of Purchaser. Each Owner of Undivided Interests, by acceptance of the benefits of such ownership, and the Administrative Agent agree to use their reasonable efforts to ensure that any information concerning Guarantor and its Subsidiaries obtained by the Administrative Agent pursuant to this
     Section 7.01(c) which is not contained in a report or other document filed by Guarantor with the SEC or otherwise available to the public generally or to the Administrative Agent from a source other than Seller, SCI or Guarantor will, to the extent permitted by law and except as may be required by subpoena, by any agency or other governmental entity which regulates the Administrative Agent's or any such Owner's business under federal, state or local law (the "Regulators") or in the normal course of the business operations of the Administrative Agent or such Owner, be treated confidentially by the Administrative Agent and each such Owner and, so long as no Termination Event has occurred and is then continuing hereunder, will not be distributed or otherwise made available to any Person, other than the Regulators, any Program Support Provider or potential Program Support Provider, any rating agency then rating the Commercial Paper Notes and the employees, authorized agents, Affiliates or representatives of the Administrative Agent or such Owner, and except as may otherwise be required by law, unless the Administrative Agent or such Owner, as applicable, shall have given Guarantor, SCI and Seller ten (10) days' prior written notice of such distribution or other disclosure. In the event that the Administrative Agent or any such Owner is required by law to disclose any information concerning Guarantor and its Subsidiaries (or any of them), the Administrative Agent or such Owner shall provide prompt written notice thereof (to the extent practicable, prior to disclosure; otherwise promptly after such disclosure) to Guarantor, SCI and Seller so that Guarantor, SCI and Seller (or any of them) may seek a protective order or other appropriate remedy.

          (d) Keeping of Records and Books of Account. Each of SCI and Seller will, and Guarantor will cause SCI to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (e) Performance and Compliance with Receivables and Contracts. Each of SCI and Seller will, and Guarantor will cause SCI to, at SCI's expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, all purchase orders and other agreements related to such Pool Receivables subject, however, to the right of SCI to dispute or contest its obligations so to perform or comply with any such provision, covenant or other promise where it reasonably believes that such performance or compliance is not required or is not in the best interest of SCI, and such failure to perform or comply would not have a material adverse effect on the collectibility or enforceability of the related Pool Receivable or Receivables.

          (f) Location of Records. Each of SCI and Seller will, and Guarantor will cause SCI to, keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller referred to in Section
     15.02 or, upon thirty (30) days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

          (g) Credit and Collection Policies. Each of SCI and Seller will, and Guarantor will cause SCI to, comply in all material respects with its Credit and Collection Procedure and all other policies and practices of SCI referred to in, or discussed in connection with, the due diligence report prepared by Coopers & Lybrand on or prior to the date hereof in regard to each Pool Receivable and the related Contract and otherwise comply with past business practices in regard to Pool Receivables.

          (h) Collections. Each of SCI and Seller will, and Guarantor will cause SCI to, instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank. If a Trigger Event has occurred and is continuing, each of SCI and Seller will, and Guarantor will cause SCI to, segregate all payments that do not constitute Collections from the lock-box accounts into which any Collections are deposited. The Seller and SCI will, and Guarantor will cause SCI to, cause the Lock-Box Bank to execute the Lock-Box Agreement delivered pursuant to Section 5.01(i) as soon as possible but in any event by October 31, 1996.

          (i) Marking of Records. To the extent reasonably practicable, at its expense, each of SCI and Seller will, and Guarantor will cause SCI to, mark its master data processing records evidencing Pool Receivables and mark the related Contracts with a legend evidencing that a Certificate of Assignments related to such Pool Receivables and related Contracts have been sold to the Administrative Agent, for the benefit of Purchaser, in accordance with this Agreement.

     SECTION 7.02. Reporting Requirements. From the date hereof until the End Date, unless the Administrative Agent shall otherwise consent in writing:

          (a) Quarterly Financial Statements. Guarantor will, furnish to the Administrative Agent as soon as available and in any event within sixty
     (60) days after the end of each of the first three quarters of each fiscal year of Guarantor copies of such consolidated and consolidating (showing each of the Originators and Seller) financial statements as Guarantor may prepare for its own use for the fiscal quarter then ended, which consolidated financial statements shall be prepared in conformity with GAAP applied on a Consistent Basis and certified by the chief financial officer, chief executive officer, treasurer or chief accounting officer of Guarantor; together with a certificate from such officer containing a computation of, and showing compliance with, the financial restrictions contained in Section 7.04.

          (b) Annual Financial Statements. Guarantor will furnish to the Administrative Agent as soon as available and in any event within ninety
     (90) days after the end of each fiscal year of Guarantor, copies of both the consolidated and consolidating (showing each of the Originators and Seller) balance sheets as at the end of such fiscal year, and the related statements of income and retained earnings, and, with respect to the consolidated statements, related statements of cash flows and changes in financial position for the fiscal year then ended, or statements providing substantially similar information, in each case prepared in reasonable detail (except for consolidating statements) and in accordance with GAAP applied on a Consistent Basis and, with respect to the consolidated statements, certified by nationally recognized public accountants; together with a certificate from such accountants containing, as applicable, a computation of the financial restrictions contained in Section 7.04 and a statement that to the best knowledge of such accountants the restrictions in Section 7.04 have not been violated.

          (c) Reports to Holders and Exchanges. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent, in addition to the reports required by subsections (a) and (b) next above, promptly upon the Administrative Agent's request, copies of any reports specified in such request which it sends its public stockholders generally, and any reports or registration statements that it files with the SEC or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders.

          (d) ERISA. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent, promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which it or any of its Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which it or any of its Affiliates receives from the Pension Benefit Guaranty Corporation.

          (e) Termination Events. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after any Executive Officer of Guarantor, SCI or Seller has notice or actual knowledge of the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of an Executive Officer of Seller, SCI or Guarantor, as the case may be, setting forth details of such event and the action that Seller, SCI or Guarantor, as the case may be, proposes to take with respect thereto.

          (f) Litigation. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent as soon as possible and in any event within five Business Days of Seller's SCI's or Guarantor's knowledge thereof, notice of (i) the commencement of or any development in any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect or Seller Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation.

          (g) Credit and Collection Procedure. SCI will, and Guarantor will cause SCI to, deliver to the Administrative Agent any proposed material changes in the Credit and Collection Procedure at least thirty (30) days prior to the implementation of such changes.

          (h) Bank Credit Agreement. Guarantor will use its reasonable efforts to deliver to the Administrative Agent copies of all drafts of all consents, waivers and amendments to the Bank Credit Agreement that are distributed to the bank group, and all final executed copies thereof, in each case promptly after they are available (it being understood that the Administrative Agent, in such capacity, has no right to approve such consents, waivers and amendments).

          (i) Other. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, promptly, from time to time, furnish to the Administrative Agent such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller, SCI or Guarantor as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Purchaser under or as contemplated by this Agreement.

     SECTION 7.03. Negative Covenants. From the date hereof until the End Date, without the prior written consent of the Administrative Agent:

          (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

          (b) Extension or Amendment of Receivables. Neither SCI nor Seller will, and Guarantor will not permit SCI to, except as otherwise permitted in Section 8.02(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto, or any term or condition of any such Contract that relates to collectibility of the related Receivable.

          (c) Change in Business or Credit and Collection Procedure. SCI will not, and Guarantor will not permit SCI to, cease to engage in business of substantially the same general type now conducted by it, or make any material change in the Credit and Collection Procedure.

          (d) Change in Payment Instructions to Obligors. Neither SCI nor Seller will, and Guarantor will not permit SCI to, add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.01(l) or make any change in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrative Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

          (e) Deposits to Special Accounts. Neither SCI nor Seller will, and Guarantor will not permit SCI to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

          (f) Purchase and Sale Agreement. SCI will not, and Guarantor will not permit SCI to, amend, waive or terminate the Purchase and Sale Agreement or any material provision thereof.

          (g) Sale Agreements. Neither SCI nor Seller shall amend, waive, terminate or modify any Second Tier Sale Agreement or Initial Purchaser Note. Seller shall not amend Article III, IV(b), VI, VII or VIII of its articles of incorporation.

          (h) Incurrence of Indebtedness. Seller will not incur or suffer to exist any Indebtedness other than its obligations to Servicer, Purchaser and the Administrative Agent hereunder and its obligations to SCI under the Initial Purchaser Note.

          (i) Restricted Payments. Seller shall not (i) declare or pay any dividends, (ii) lend or advance any funds or (iii) repay any loans or advances to, for or from any Originator or any other Affiliated Party (including making any payment pursuant to the Initial Purchaser Notes) (all of the foregoing, "Restricted Payments"), provided that Seller may make payments on the Initial Purchaser Notes in accordance with their terms and pay dividends and make Originator Loans, in each case, from Collections paid or released to Seller pursuant to Section 3.01 or 3.02, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, and after giving effect thereto, Seller's Tangible Net Worth is not less than $20,000,000.

     Section 7.04. Separate Corporate Existence. Guarantor, Seller and SCI hereby acknowledge that the Purchaser and the Administrative Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity separate from the other Affiliated Parties. Therefore, Guarantor, Seller and SCI shall take the steps described in this
Section 7.04 and any other steps that the Administrative Agent reasonably requests to continue Seller's identity as such a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of the other Affiliated Parties and those of any other Person, and not a division of the other Affiliated Parties or any other
Person:

          (a) Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from SCI and SCI Colorado pursuant to the Second Tier Sale Agreements, entering into agreements for the servicing of such Receivables, selling undivided interests in the Receivables to the Administrative Agent for the benefit of Purchaser, and to the Parallel Purchasers (or the Bank Agent for their benefit), and conducting such other activities as it reasonably deems necessary or appropriate to carry out its primary activities;

          (b) At least two  members  of  Seller's  Board of  Directors  shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of any other Affiliated Party;

          (c) No director or officer of Seller shall at any time serve as a trustee in bankruptcy for any other Affiliated Party;

          (d) Any employee, consultant or agent of Seller will be paid by the Manager for services provided to Seller, which payment shall be charged to Seller's account, except as provided in this Agreement in respect of the Servicing Fee. Seller will engage no agents other than a Servicer for the Receivables, which Servicer (if an Affiliated Party) will be fully compensated for its services to Seller by payment of the Servicing Fee, and the Manager pursuant to the Management Agreement, which Manager's fees shall not exceed $10,000 in any calendar year;

          (e) Seller will not incur any liabilities other than its liabilities hereunder and under the other Agreement Documents, liabilities to the independent directors not exceeding $10,000 at any time outstanding (although annual compensation may exceed $10,000 per year), plus $1,000 for each meeting in excess of three per year, plus out-of-pocket expenses approved by the Manager and other liabilities incurred in the ordinary course of business that do not exceed $3,000 due and owing at any one time;

          (f) Seller's operating expenses will not be paid by any other Affiliated Party;

          (g) Seller will have its own separate mailing address, stationery and, if used, bank checks and, if it uses premises leased, owned or occupied by any other Affiliated Party, its portion of such premises will be defined and separately identified;

          (h) Seller's books and records will be maintained separately from those of every other Affiliated Party;

          (i) Any financial statements of any other Affiliated Party which are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by the Seller, and (B) Seller is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of Seller's assets prior to any value in the Seller becoming available to Seller's equity holders;

          (j) The assets of Seller will be maintained in a manner that facilitates their identification and segregation from those of any other Affiliated Party;

          (k) Seller will strictly observe corporate formalities in its dealings with each other Affiliated Party, and funds or other assets of Seller will not be commingled or pooled with those of any other Affiliated Party;

          (l) Seller shall not maintain joint bank accounts with any other Affiliated Party or other depository accounts to which any other Affiliated Party (other than SCI or any Originator in its capacity as Servicer or Subservicer) has independent access;

          (m) Seller shall not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Affiliated Party;

          (n) Seller will maintain arm's length relationships with each other Affiliated Party. Any other Affiliated Party which renders or otherwise furnishes services or merchandise to Seller will be compensated by Seller at market rates for such services or merchandise; and

          (o) Neither Seller, on the one hand, nor any other Affiliated Party, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

     SECTION 7.05. Financial Covenants. From the date hereof until the End Date, the Guarantor will:

          (a) maintain as of and at the end of each of its fiscal quarters, a ratio of EBIT to Interest Expense of at least 1.25 to 1.0; provided that the ratio required to be maintained in this Section 7.05(a) shall be subject to Section 7.05(c); provided, however that any A-12 Program Financial Statements Adjustments which were recognized in accordance with GAAP during the fiscal year ending as of the end of such fiscal quarter shall be added back into the calculation of the covenant set forth in this
     Section 7.05(a), and provided further that the ratio required to be maintained in this Section 7.05(a) shall be subject to Section 7.05(c).

          (b) maintain at all times a ratio of Total Debt to Total Capital (calculated in percentage terms as at the end of each fiscal quarter, beginning with the quarter ending March 26, 1995) of not more than seventy percent (70%).

          (c) maintain at all times a ratio of Adjusted Working Capital to Senior Debt of at least 1.75 to 1.0, provided that if the ratio of EBIT to Interest Expense (calculated in accordance with Section 7.05(a) above) is less than 1.70 to 1.0, then the Guarantor will maintain a ratio of Adjusted Working Capital to Senior Debt of at least 2.0 to 1.0. For purposes of this
     Section 7.05(c), the A-12 Program Financial Statements Adjustments previously recognized in accordance with GAAP shall be added back into the computation of Adjusted Working Capital unless the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000. If the A-12 Program Financial Statements Adjustments equal or exceed $50,000,000, then all A-12 Program Financial Statements Adjustments shall not be added back into the computation of Adjusted Working Capital in this Section 7.05(c).

     The covenants contained in this Section 7.05 shall be calculated in the same manner as the corresponding covenants contained in the Bank Credit Agreement are calculated. If the financial covenants set forth in the Bank Credit Agreement which correspond to the financial covenants set forth in this
Section 7.05 are amended, the Guarantor will promptly provide notice of such event and a copy of such amendments to the Administrative Agent. If requested by the Administrative Agent, this Agreement shall be amended to reflect such changes, and the Guarantor and the Seller hereby agree to promptly execute and deliver such amendments hereto as the Administrative Agent shall reasonably request to effect the foregoing.


                           ARTICLE VIII

                  ADMINISTRATION AND COLLECTION

     SECTION 8.01. Designation of Servicer. (a) SCI as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this Section 8.01. Until the Administrative Agent gives to SCI a Successor Notice (as defined in Section 8.01(b)), SCI is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

     (b) Successor Notice; Servicer Transfer Events. Upon SCI's receipt of a notice from the Administrative Agent of the Administrative Agent's designation of a new Servicer (a "Successor Notice"), SCI agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or, its designee) shall assume each and all of SCI's said obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and SCI shall use its reasonable efforts to assist the Administrative Agent (or its designee) in assuming such obligations. From and after the acceptance by a new Servicer of its appointment as Servicer hereunder, the prior Servicer shall be released from its obligations as Servicer under this Agreement, other than its obligations set forth in the previous sentence. The Administrative Agent agrees not to give SCI a Successor Notice until after the occurrence and during the continuance of any Termination Event (any such Termination Event or other event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrative Agent's discretion. If SCI disputes the occurrence of a Servicer Transfer Event, SCI may take appropriate action to resolve such dispute; provided that SCI must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute.

     (c) Subcontracts. Servicer may, with the prior consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables; provided that such Person agrees to conduct such duties in accordance with the terms of this Agreement; and provided, further, however, that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof; and, provided, further, that the Administrative Agent shall have the right to terminate or to continue any such subcontract upon the designation of a new Servicer.

     SECTION 8.02. Duties of Servicer. (a) Appointment; Duties in General. Each of Seller, Purchaser and the Administrative Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Procedure.

     (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 3.01 and 3.02 but shall not be required (unless otherwise requested by the Administrative Agent) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of Purchaser and any Program Support Party, if applicable, prior to the remittance thereof in accordance with such Sections. If instructed by the Administrative Agent at any time, Servicer shall segregate and deposit with a bank (which may be BofA) designated by the Administrative Agent such allocable shares of Collections of Pool Receivables, set aside for Purchaser, any Program Support Party and any other assignee from Purchaser of any Undivided Interest, on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

     (c) Modification of Receivables. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, SCI, while it is Servicer, may, in accordance with the Credit and Collection Procedure, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Servicer may reasonably determine to be appropriate to maximize Collections thereof; provided that, no such extension shall be for more than a total of thirty (30) days or cause any Defaulted Receivable to be an Eligible Receivable and, after giving effect to such extension of maturity, the Total Required Allocations will not exceed the Required Allocations Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in Section 3.03(a)(i).

     (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables, except for Excluded Data.

     (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event SCI or an Affiliate of SCI is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses (excluding overhead and any subservicing costs) of Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable that is not a Pool Receivable. Servicer, if other than SCI or an Affiliate of the SCI, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) Termination. Servicer's authorization under this Agreement shall terminate on the End Date.

     SECTION 8.03. Rights of the Administrative Agent. (a) Notice to Obligors. At any time following the occurrence and during the continuance of a Termination Event, the Administrative Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of Undivided Interests by the Administrative Agent, on behalf of Purchaser.

     (b) Notice to Lock-Box Banks. At any time following the earliest to occur of (i) the occurrence of a Termination Event, (ii) any of the Conditions Precedent shall not be satisfied and the Administrative Agent, by written notice to Seller and Servicer, shall have requested implementation of the settlement procedures set forth in Section 3.02, and (iii) the warranty in Section 6.01(i) shall no longer be true with respect to a material portion of the Pool Receivables, the Administrative Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrative Agent of dominion and control over the lock-box accounts to which the Obligors of Pool Receivables make payments. Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-box accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer. SCI shall promptly (but in any event within two (2) Business Days) identify any amounts deposited into any lock-box account that do not constitute Collections.

     (c)  Rights  on  Servicer   Transfer  Event.  At  any  time  following  the
designation of a Servicer other than SCI pursuant to Section 8.01:

                     (i) the Administrative Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

                    (ii) Seller shall, at the Administrative Agent's request and at Seller's expense, give notice of the Administrative Agent's ownership to each said Obligor and direct that payments be made directly to the Administrative Agent or its designee.

                   (iii) Seller shall, at the  Administrative  Agent's  request,
     (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks), other than the Excluded Data, which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

                    (iv) Each of Seller and Purchaser hereby authorizes the Administrative Agent to take any and all steps, at any time after the Administrative Agent has given notice to any Lock-Box Bank pursuant to
     Section 8.03(b), in Seller's name and on behalf of Seller and Purchaser which are necessary or desirable, in the reasonable determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

          (v) Actions taken by the Administrative Agent pursuant to this Article shall be subject to the confidentiality provisions of Section 7.01(c).

     SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

          (a) Seller shall perform all of its obligations under the Contracts related to the Pool Receivables and under the related purchase orders and other agreements to the same extent as if Undivided Interests had not been sold hereunder and the exercise by the Administrative Agent of its rights hereunder shall not relieve Seller from such obligations.

          (b) Neither the Administrative Agent nor Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of Seller thereunder.

          (c) Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser (whether or not from Seller) in connection with any Pool Receivable.

     SECTION 8.05. Further Action Evidencing Purchases. (a) Seller agrees that from time to time, at Seller's expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interests, or to enable Purchaser or the Administrative Agent to exercise or enforce any of their respective rights hereunder or under the Certificate of Assignments. Without limiting the generality of the foregoing, Seller will:

                     (i) upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, to evidence that Undivided Interests have been sold in accordance with this Agreement;

                    (ii) upon the request of the Administrative Agent, to the extent reasonably practicable, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent, evidencing that Undivided Interests have been sold in accordance with this Agreement; and

                   (iii) on or before the date of the initial Purchase, to the extent reasonably practicable, mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent, evidencing that Undivided Interests have been sold in accordance with this Agreement.

     (b) Seller hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool now existing or hereafter arising in the name of Seller.

     (c) Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than two (2) months prior to the fifth anniversary of the date of filing of each of the financing statement referred to in Section 5.01(f) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the End Date shall have occurred:

                     (i) deliver to Purchaser for execution and, upon receipt from Purchaser of such executed statements, file or cause to be filed appropriate continuation statements with respect to such financing statements; and

                    (ii) deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for Seller referred to in Section 5.01(j) (or other counsel for Seller reasonably satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 5.01(j)-1 with respect to (and only with respect to) perfection issues, subject to customary qualifications, assumptions and exclusions typically included in such opinions.

     SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Administrative Agent instructs otherwise, be applied as a Collection of any Pool Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.


                            ARTICLE IX

                        SECURITY INTEREST

     SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Agreement Document to which it is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and Earned Discount, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and grants to the Administrative Agent, for the benefit of Purchaser, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Receivables, the Related Security and all Collections with regard thereto, and all proceeds of the foregoing.

     SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases and all Undivided Interests hereunder.

     SECTION 9.03. Remedies. Upon the occurrence and during the continuance of a Termination Event, the Administrative Agent, for the benefit of Purchaser, shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Administrative Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                            ARTICLE X

                        TERMINATION EVENTS

     SECTION 10.01. Termination Events. If any of the following events ("Termination Events") shall occur:

          (a) (i) Servicer (if SCI or an Affiliate of SCI) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for two (2) Business Days after notice (which may be by telephone) to Servicer if such failure is the failure to deliver a Periodic Report when due or ten (10) Business Days after notice (which may be by telephone) to SCI in all other cases or (ii) Servicer (if SCI or an Affiliate of Seller) or Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

          (b) Seller, SCI or Guarantor shall fail to perform or observe any term, obligation, covenant or agreement contained in Section 7.03, 7.04 or
     7.05 or to furnish to the Administrative Agent, pursuant to Section 7.02(e), a certificate required as a result of knowledge by an Executive Officer of Seller, SCI or Guarantor (as applicable) of the occurrence of a Termination Event or an Unmatured Termination Event; or

          (c) (i) If Seller or SCI shall fail to perform or observe any other term, obligation, covenant or agreement contained herein or any other Agreement Document on its part to be performed or observed (other than as set forth in Section 10.01(a) above or in Section 7.03, 7.04 or 7.05) and any such failure remains unremedied, until the first to occur of the date forty-five (45) days after an Executive Officer of Seller, SCI or Guarantor first obtains knowledge, or should have, in the exercise of reasonable diligence, obtained knowledge, thereof or the date thirty (30) days after written notice thereof shall have been given to Seller or SCI, as applicable, by the Administrative Agent, (ii) if any representation or warranty made by Seller, SCI or Guarantor in this Agreement (other than in
     Section 6.01(b),  6.01(c),  6.01(e),  6.01(h),  6.02(b),  6.02(c), 6.02(e),
     6.03(b), 6.03(c) or 6.03(e)), or in any other Agreement Document to which it is a party, shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect, and any such representation  or  warranty  continues  to  be  incorrect,  incomplete  or misleading in any material respect until the first to occur of the date forty-five (45) days after an Executive Officer of Seller, SCI or Guarantor first obtains knowledge, or should have, in the exercise of reasonable diligence, obtained knowledge, thereof or the date thirty (30) days after written notice thereof shall have been given to Seller by the Administrative Agent or (iii) any representation or warranty made by Seller, SCI or Guarantor in Section 6.01(b), 6.01(c), 6.01(e), 6.01(h), 6.02(b), 6.02(c), 6.02(e), 6.03(b), 6.03(c) or 60.3(e) shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect; or

          (d) (i) An "Event of Default" shall have occurred and be continuing under the Bank Credit Agreement; or (ii) with respect to any Indebtedness for money borrowed (other than the notes issued under the Bank Credit Agreement) or for the deferred purchase price of property created, issued, guaranteed, incurred or assumed by Seller, SCI, Guarantor or any Affiliate thereof which Indebtedness is in an aggregate principal amount equal to or greater than $10,000,000, Seller, SCI, Guarantor or any Affiliate thereof shall (A) default in the payment of principal of or interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition described in either clause (i) or (ii) of this paragraph is a failure to pay such Indebtedness at maturity or is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; provided, however, that in the event any such default or other condition described in either clause (i) or (ii) of this paragraph shall have been cured or waived or any such acceleration rescinded in accordance with the terms thereof prior to the time that the Administrative Agent has declared the Facility Termination Date to have occurred, this Termination Event shall automatically cease to exist; or

          (e)  A Change of Control shall occur; or

          (f) An Event of Bankruptcy shall have occurred and remained continuing with respect to Seller, SCI, SCI Colorado or Guarantor; or

          (g) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller or SCI to the Administrative Agent and Purchaser prior to the date of execution and delivery of this Agreement is pending against Seller, SCI or Guarantor, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the reasonable opinion of the Administrative Agent, is likely to have a Material Adverse Effect; or

          (h) At any time, the Total Required Allocations shall exceed the Required Allocations Limit; or

          (i) The Sales-Based Default Ratio exceeds 3% or the Delinquency Ratio exceeds 8%; or

          (j) The Losses to Liquidations Ratio exceeds 1.5%; or

          (k)  The Sales-Based Dilution Ratio exceeds 3%; or

          (l) There shall have occurred any event which has a Material Adverse Effect or a Seller Material Adverse Effect; or

          (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Guarantor and such lien shall not have been released within five (5) days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Guarantor and such lien shall not have been released within five (5) days; or

          (n) A Purchase and Sale Termination Event shall occur under any Second Tier Sale Agreement.

     SECTION 10.02. Remedies. (a) Optional Termination. Upon the occurrence of a Termination Event (other than a Termination Event described in subsection
(f) of Section 10.01), the Administrative Agent shall, at the request, or may with the consent, of Purchaser, by written notice to Seller declare the Facility Termination Date to have occurred, which Facility Termination Date shall be the date of such notice.

     (b) Automatic Termination. Upon the occurrence of a Termination Event described in subsection (f) of Section 10.01, the Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.

     (c) Additional Remedies. Upon any termination of the facility pursuant to this Section 10.02, the Administrative Agent and Purchaser shall have, in addition to all other rights and remedies under this Agreement and any other Agreement Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article XII hereof, (i) the occurrence of a Termination Event shall not deny to Purchaser any remedy in addition to termination of the Facility to which Purchaser may be otherwise appropriately entitled, whether at law or in equity, and (ii) following the occurrence of any Termination Event Purchaser may elect to assign to any Person any Undivided Interest owned by or on behalf of Purchaser.


                            ARTICLE XI

                     THE ADMINISTRATIVE AGENT

     SECTION 11.01. Authorization and Action. Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 11.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Administrative Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with this Agreement or any other Agreement Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Seller, SCI or Guarantor or to inspect the property (including the books and records) of Seller, SCI or Guarantor; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate of Assignments or any other Agreement Document; and (e) shall incur no liability under or in respect of this Agreement or any other Agreement Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 11.03. Administrative Agent and Affiliates. BofA and its Affiliates may generally engage in any kind of business with Seller, Guarantor, SCI, SCI Colorado or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Guarantor, SCI, SCI Colorado or any Obligor or any of their respective Affiliates, all as if BofA were not the Administrative Agent and without any duty to account therefor to Purchaser or any other holder of an interest in Pool Receivables.

     SECTION 11.04. Seller's Failure to Perform. If Seller or SCI fails to perform any of its agreements or obligations under this Agreement within any applicable time or grace period, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Seller or SCI, as the case may be, as provided in
Section 13.01, provided, however, that the Administrative Agent shall not perform Seller's obligations under any Contract, other than those necessary to service and collect the related Pool Receivables.


                           ARTICLE XII

                ASSIGNMENT OF PURCHASER'S INTEREST

     SECTION 12.01. Restrictions on Assignments. (a) None of SCI, Seller, Guarantor or Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent, and Purchaser may not assign its Purchaser's Interest (or portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that

                     (i) Purchaser may assign, or grant a security interest in, its Purchaser's Interest (or portion thereof) to BofA, any Program Support Provider (or any successor of any thereof by merger, consolidation or otherwise), any other commercial paper conduit administered by BofA or any Affiliate thereof, any Affiliate of BofA or any Program Support Provider (which may then assign the Purchaser's Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose); and

                    (ii) Purchaser may assign and grant a security interest in any interest in, to and under its Purchaser's Interest, this Agreement and the other Agreement Documents to BofA, as Collateral Trustee, and any successor in such capacity, to secure Purchaser's obligations under or in connection with the Commercial Paper Notes, any Program Support Agreement, and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.01(b), Section 12.03 or 12.04 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

     (b)  Seller  agrees to advise  the  Administrative  Agent  within  five (5)
Business Days after receipt by Seller of written notice of any proposed assignment by Purchaser of its Purchaser's Interest (or portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, Purchaser may immediately assign its Purchaser's Interest (or portion thereof) to BofA, any Program Support Provider or any Affiliate of BofA or any Program Support Provider. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

     SECTION 12.02. Rights of Assignee. Upon the assignment by Purchaser of any Undivided Interest (or portion thereof) in accordance with this Article XII, (a) the assignee receiving such assignment shall have all of the rights, and shall be deemed to have assumed all of the obligations, of Purchaser hereunder with respect to such Undivided Interest (or such parties thereof) and (b) all references to Purchaser in Section 4.02 shall be deemed to apply to such assignee to the extent of its interest in the related Purchaser's Investment and the related Collections.

     SECTION 12.03. Allocation of Payments. If on any date there are sufficient funds in the Administrative Agent's account to distribute a portion, but not all, of the amounts payable pursuant to subsection (c)(i) of either Section 3.01 or Section 3.02 and, due to any assignment of any Undivided Interest (or portion thereof), such amounts are payable to more than one Person, then (unless otherwise agreed between such Persons) (a) if any of such Persons is a Program Support Provider, as assignee of or holder of a security interest in such Undivided Interest pursuant to a Program Support Agreement, then the Administrative Agent shall distribute such funds (i) first to such Program Support Provider, to the extent of its interest in such Undivided Interest (or shall hold such funds in trust for such Program Support Provider pending distribution in accordance with the applicable Program Support Agreement) and
(ii) second to any Program Support Provider, to the extent of its accrued and unpaid interest in any other Undivided Interest (or shall hold such funds in trust for such Program Support Provider pending distribution in accordance with the applicable Program Support Agreement), before distributing any such funds to any other Person, and (b) in all other cases, the Administrative Agent shall distribute funds to such Persons pro rata based upon the amounts so payable to such Persons.

     SECTION 12.04. Notice of Assignment. Purchaser shall provide written notice to Seller of any assignment of any Undivided Interest (or portion thereof) by Purchaser to any assignee, other than an assignment to a Program Support
Provider pursuant to an applicable Program Support Agreement or to the Collateral Trustee.

     SECTION 12.05. Evidence of Assignment; Endorsement on Certificate. Any assignment of any Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of Exhibit 12.05 or by such other instrument(s) or document(s) as may be satisfactory to Purchaser, the Administrative Agent and the assignee. Purchaser authorizes the Administrative Agent to, and the Administrative Agent agrees that it shall, endorse the Certificate of Assignments to reflect any assignments made in accordance with this Article XII or otherwise.

     SECTION 12.06. Rights of Program Support Provider and Collateral Trustee. Seller hereby agrees that, upon notice to Seller, a Program Support Provider and the Collateral Trustee referred to in Section 12.01, or either of them, may exercise all the rights of the Administrative Agent hereunder, in the case of a Program Support Provider, with respect to Undivided Interests, and Collections with respect thereto, which have been assigned (or in which a security interest has been granted) to such Program Support Provider, and in the case of such Collateral Trustee, with respect to all Undivided Interests (or portions thereof), and Collections with respect thereto, which are owned by Purchaser (and not subject to an assignment or security interest in favor of such Program Support Provider under a Program Support Agreement), and all other rights and interests of Purchaser in, to or under this Agreement or any other Agreement Document. Without limiting the foregoing, upon such notice such Program Support Provider and such Collateral Trustee, or either of them, may request Servicer to segregate Purchaser's and Program Support Provider's allocable shares of Collections from Seller's allocable share, and from each other's allocable share, in accordance with Section 8.02(a), may give a Successor Notice pursuant to Section 8.01(a), may give or require the Administrative Agent to give notice to the Lock-Box Banks as referred to in Section 8.03(a), and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them (provided that such Program Support Provider and such Collateral Trustee together shall designate a single account for the making of such payments with respect to any Pool Receivable), in each case, to the same extent as the Administrative Agent might have done.


                           ARTICLE XIII

                         INDEMNIFICATION

     SECTION 13.01. Indemnities. (a) General Indemnity of Seller. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of the Administrative Agent, Purchaser, BASI, each Program Support Provider, BofA, each of BofA's Affiliates, their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, any other Agreement Document or the ownership or funding of any Undivided Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of the Administrative Agent, Purchaser or such Indemnified Party and (b) recourse (except as otherwise specifically provided in Article II of this Agreement in connection with the calculation of Undivided Interests) for Defaulted Receivables. Without limiting the foregoing, Seller hereby agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                     (i) the transfer by Seller of any interest in any Pool Receivable other than the transfer of an Undivided Interest to Purchaser pursuant to this Agreement and the grant of a security interest to Purchaser pursuant to Section 9.01;

                    (ii) the breach of any representation or warranty made by Seller (or any of its officers) under or in connection with this Agreement, any other Agreement Document, any Periodic Report or any other information or report delivered by, or on behalf of, Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                   (iii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                    (iv) the failure to vest and maintain vested in the Administrative Agent, for the benefit of Purchaser, an undivided percentage ownership interest, to the extent of each Undivided Interest owned by it hereunder, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of Purchaser, any assignee from Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment of such Undivided Interest or at any time thereafter;

                     (v) the failure to file, or any delay in filing, Financing Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                    (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                   (vii) any failure of Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

                  (viii) any breach of warranty or products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

                    (ix) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

     (b) Indemnities by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each of the Indemnified Parties, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out or related to:

          (i) the fact that any representation or warranty made by such Servicer (or any of its officers) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by such Servicer pursuant hereto shall have been false or incorrect in any material respect when made or deemed made;

          (ii) the failure by such Servicer to comply with any applicable law, rule or regulation with respect to the servicing or collection of any Pool Receivable or the related Contract;

          (iii) the failure of such Servicer or any subservicer to perform its duties or obligations in accordance with the provisions of this Agreement; and

          (iv) any dispute, claim, offset or defense of the Obligor to the payment of any Pool Receivable by reason of the action or inaction of such Servicer or any subservicer of such Servicer.

     (c) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller under Section 13.01(a)(ix), such Indemnified Party shall give prompt notice of such attempt to Seller and Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (d) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or SCI, as the case may be, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or SCI, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


                           ARTICLE XIV

                            GUARANTEE

     SECTION 14.01. Guarantee. (a) Guarantor hereby unconditionally and irrevocably covenants and agrees that it will cause SCI and SCI Colorado duly and punctually to perform and observe all of the terms, conditions, covenants, agreements (including, without limitation, agreements to turn over Collections or deemed Collections) and indemnities of SCI and SCI Colorado, respectively, under this Agreement and the other Agreement Documents to which they are respectively a party strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever SCI or SCI Colorado shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, Guarantor will duly and punctually perform and observe the same.

     (b) The liabilities and obligations of Guarantor under this Section 14.01 shall be absolute and unconditional under all circumstances and shall be performed by Guarantor regardless of (i) whether Purchaser or the Administrative Agent shall have taken any steps to collect from SCI or SCI Colorado any of the amounts payable by SCI or SCI Colorado (as the case may be) to Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents or shall otherwise have exercised any of their rights or remedies under this Agreement or the other Agreement Documents against SCI or SCI Colorado or against any Obligor under any of the Pool Receivables, (ii) the validity, legality or enforceability of this Agreement or of any other Agreement Documents against SCI or SCI Colorado, or the disaffirmance of any thereof in any Event of Bankruptcy relating to SCI or SCI Colorado, (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any other Agreement Document or any of the rights of Purchaser or the Administrative Agent as against SCI or SCI Colorado or as against any Obligor under any of such Pool Receivables or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any amount payable by SCI or SCI Colorado to Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents, (iv) the merger or consolidation of SCI or SCI Colorado into or with any corporation or any sale or transfer by SCI or SCI Colorado or all or any part of its property, (v) the existence or assertion of any Adverse Claim with respect to any Pool Receivable, or (vi) any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) which may or might in any manner or to any extent vary the risk of Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Guarantor that the liabilities and obligations of Guarantor under this Section
14.01 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as in this Agreement provided. The guaranty set forth in this Section 14.01 is a guaranty of payment and performance and not just of collection.

     (c) Without in any way affecting or impairing the liabilities and obligations of Guarantor under this Section 14.01, Purchaser or the Administrative Agent may at any time and from time to time in its discretion, without the consent of, or notice to, Guarantor, and without releasing or affecting Guarantor's liability hereunder (i) extend or change the time, manner, place or terms of this Agreement or any other Agreement Document, (ii) settle or compromise any of the amounts payable by SCI or SCI Colorado to Purchaser under this Agreement or the other Agreement Documents or subordinate the same to the claims of others, (iii) retain or obtain a lien upon or security interest in any property to secure any of the obligations hereunder, (iv) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the obligations due hereunder, or (v) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution in exchange for, all or any part of any property securing any of the obligations under this Agreement, it being understood that nothing contained in this Section 14.01(c) shall give Purchaser or the Administrative Agent the right to take any of the foregoing actions if not permitted by the other provisions of this Agreement, by law or otherwise.

     (d) The provisions of this Section 14.01 shall continue to be effective or be reinstated, as the case may be, if any time payment of any of the amounts payable by SCI or SCI Colorado to Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents is rescinded or must otherwise be restored or returned by Purchaser or the Administrative Agent, as the case may be, upon any Event of Bankruptcy involving SCI or SCI Colorado, or otherwise, all as though such payment had not been made. Guarantor hereby waives
(i) notices of the occurrence of any default hereunder (other than notices expressly required under this Agreement), (ii) any requirement of diligence or promptness on the part of Purchaser or the Administrative Agent in making demand, commencing suit or exercising any other right or remedy under this Agreement or the other Agreement Documents, or otherwise, and (iii) any right to require Purchaser or the Administrative Agent to exercise any right or remedy against SCI or SCI Colorado or the Pool Receivables prior to enforcing any of their rights against Guarantor under this Section 14.01. Guarantor agrees that, in the event of an Event of Bankruptcy with respect to SCI, SCI Colorado or Guarantor, or any combination thereof, and if such event shall occur at a time when all of the Indemnified Amounts and other amounts due under this Agreement may not then be due and payable, Guarantor will pay to Purchaser forthwith the full amount which would be payable hereunder by Guarantor if all such Indemnified Amounts and other obligations were then due and payable.

     SECTION 14.02. Maintenance of Ownership. Guarantor covenants and agrees that until the End Date, Guarantor, or one of its Wholly Owned Subsidiaries, will (a) maintain, directly or indirectly, ownership of 100% of all of the issued and outstanding shares of each class of voting capital stock of each of SCI, SCI Colorado and Seller, free and clear of all liens and encumbrances and
(b) maintain control of the election of the Board of Directors of each of SCI, SCI Colorado and Seller.

     SECTION 14.03. Representation and Warranty. Guarantor represents and warrants that it now has, and will continue to have, independent means of obtaining information concerning each of SCI's and SCI Colorado's affairs, financial condition and business. Neither Purchaser nor the Administrative Agent shall have any duty or responsibility to provide Guarantor with any credit or other information concerning SCI's or SCI Colorado's affairs, financial condition or business which may come into Purchaser's or the Administrative Agent's possession.

     SECTION 14.04. Subrogation. Guarantor hereby agrees that no payment made by it or for its account pursuant to this Agreement shall entitle Guarantor by subrogation, indemnification, contribution, reimbursement or otherwise to any payment by SCI or from or out of any property of SCI or SCI Colorado, until after the End Date and Guarantor shall not exercise any rights or remedies it has or may in the future have with respect to any of the foregoing until after the End Date.


                            ARTICLE XV

                          MISCELLANEOUS

     SECTION 15.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller, SCI or Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, SCI, Guarantor, the Administrative Agent and Purchaser (with respect to an amendment) or (b) the Administrative Agent and Purchaser (with respect to a waiver or consent by any of them) or Seller, SCI or Guarantor (with respect to a waiver or consent by Seller, SCI or Guarantor), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 15.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (including Telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by Telex, or by facsimile, to the intended party at the address or Telex or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or Telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, (d) if transmitted by Telex, when sent, answerback confirmed, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I, Section 2.04(c), Section 8.01(b) and the definition of "Designated Obligor" shall not be effective until received.

     SECTION 15.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, Purchaser or any other holder of any Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 15.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, SCI and Guarantor, the Administrative Agent, Purchaser and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the End Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller, SCI and Guarantor pursuant to
Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06 and 14.07 shall be continuing and shall survive any termination of this Agreement. After the End Date, the Administrative Agent shall, at the request and expense of the Seller, execute and deliver to the Seller such documents as the Seller shall reasonably request to evidence the termination of such Undivided Interests, including, without limitation, UCC termination statements.

     SECTION 15.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller, SCI and Guarantor, jointly and severally, agree to pay on demand:

          (a) all reasonable costs and expenses incurred by the Administrative Agent, Purchaser, BofA, BASI, each Program Support Provider and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, this Agreement, the Certificate of Assignments and the other Agreement Documents, including, without limitation (i) the reasonable fees and out-of-pocket expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Agreement Documents, provided, that Seller, SCI and Guarantor shall only be responsible for the fees and expenses of one counsel for such Persons, unless a conflict of interest or potential conflict of interest exists among such Persons, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of Seller's, SCI's or Guarantor's books and records either prior to the execution and delivery hereof or pursuant to the terms hereof; and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate of Assignments or the other Agreement Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 15.06. No Proceedings. Seller, SCI, Guarantor and BofA, individually and as Administrative Agent, each hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller or Guarantor.

     SECTION 15.07. Confidentiality of BofA Information. (a) Each party hereto (other than BofA) acknowledges that BofA regards the structure of the transactions contemplated by this Agreement, the other Agreement Documents, and by any Program Support Agreement and the other Program Documents referred to therein, to be proprietary, and each such party severally agrees that:

          (i) unless BofA shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

               (A)  any  information   furnished  to  such  party  by  any  BofA
          Information Provider regarding the asset securitization transaction contemplated hereby,

               (B) copies of this Agreement,

               (C) any information furnished to such party by any BofA Information Provider regarding, or copies of, any Program Support Agreement, any of the other Program Documents referred to therein, or any transaction contemplated thereby,

               (D)  any  information   furnished  to  such  party  by  any  BofA
          Information   Provider  regarding  the  organization  or  business  of
          Purchaser generally, or

               (E) any information regarding BofA which is furnished to such party by any BofA Information Provider and is designated by BofA to such party in writing or otherwise as confidential or not otherwise available to the general public

(the information referred to in clauses (A), (B), (C), (D) and (E) above, whether furnished by Purchaser, BofA, (including any branch or agency thereof), any Program Support Provider, any assignee of or participant in any rights or obligations of Purchaser or any Program Support Provider identified to Seller and Guarantor by written notice from the assignor or seller of such participation interest, as the case may be, or any attorney for any of the foregoing (each a "BofA Information Provider"), is collectively referred to as the "BofA Information"; provided, however, "BofA Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than BofA or any other BofA Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by BofA or any other BofA Information Provider);

          (ii) such party will make the BofA Information available to only such of its officers, directors, employees and agents, and to officers, directors, employees and agents of any of its Affiliates, who (A) in the good faith belief of such party, have a need to know such BofA Information, and (B) are informed by such party of the confidential nature of the BofA Information and the terms of this Section 15.07; and

          (iii) such party will not use the BofA Information as the basis of a similar financing with any other party.

     (b) Notwithstanding clause (i) of subsection (a), each party may disclose any BofA Information:

          (i) to its independent attorneys, consultants and auditors who (A) in the good faith belief of such party, have a need to know such BofA Information and (B) are informed by such party of the confidential nature of the BofA Information and the terms of this Section 15.07;

          (ii)  to any other party to this Agreement;

          (iii) as may be required in Seller's reasonable judgment, by any municipal, state, federal or other regulatory body, whether domestic or foreign, (including, without limitation, the SEC) having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party (it being understood that in no event will the Fee Letter be publicly filed without the Administrative Agent's prior written consent); or

          (iv) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such BofA Information.

     (c) In the event that any party hereto (other than BofA) or anyone to whom such party or its representatives transmits the BofA Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the BofA Information other than pursuant to subsections (b)(i) or (ii), such party will (or will cause its representatives to)

          (i) provide BofA with prompt written notice so that (A) Purchaser, BofA, or any other BofA Information Provider, at BofA's sole cost and expense, may seek a protective order or other appropriate remedy, or (B) BofA may, if it so chooses, agree that such party (or its representatives) may disclose such BofA Information pursuant to such request or legal compulsion;

          (ii) unless BofA agrees that such BofA Information may be disclosed, make (at BofA's sole cost and expense) a timely objection to the request or compulsion to provide such BofA Information on the basis that such BofA Information is confidential and subject to the agreements contained in this
     Section 15.07;

          (iii) take any action (at BofA's sole cost and expense) as BofA or any other BofA Information Provider may reasonably request to seek a protective order or other appropriate remedy, provided that, in connection therewith, such party shall have first received such assurances as it may reasonably request that BofA or such other BofA Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

          (iv) in the event that such protective order or other remedy is not obtained, or BofA agrees that such BofA Information may be disclosed, use its best efforts to furnish only that portion of the BofA Information which such party reasonably believes is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in clause (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the BofA Information.

     (d) This Section 15.07 shall survive termination of this Agreement for a period ending on the later of (i) June 30, 1998, or (ii) the End Date.

     SECTION 15.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     SECTION 15.09. Integration. This Agreement and the other Agreement Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 15.10. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     SECTION 15.11. Waiver Of Jury Trial. SELLER, SCI AND GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS, ANY OTHER AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS OR ANY OTHER AGREEMENT DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

     SECTION 15.12. Consent To Jurisdiction; Waiver Of Immunities. EACH OF SELLER, PURCHASER, SCI AND GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT:

          (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY ILLINOIS STATE COURT, IN EITHER CASE SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS
     PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     SECTION 15.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     SECTION 15.14. Originators. Until such time, if ever, that a Purchase and Sale Agreement with an Originator is executed, delivered and approved by the Administrative Agent, all references to such Originator other than SCI, or a purchase from such Originator other than SCI, shall be inoperative.

     SECTION 15.15. Confidentiality of SCI Information. Pursuant to the negotiation, preparation and implementation of this Agreement and the Agreement Documents, the Guarantor and its Affiliates may from time to time furnish to the Administrative Agent or the Purchaser written information which is identified to such Person in writing when delivered as confidential (the "SCI Confidential Information"). Each such Person shall use reasonable efforts to apply to any SCI Confidential Information such procedures regarding confidentiality as it applies generally to information of that nature; provided, however, that any such Person may disclose any SCI Confidential Information or other documents delivered to such Person, and disclose any other information disclosed to such Person, by or on behalf of the Guarantor or its Affiliates in connection with or pursuant to this Agreement to (i) such Person's directors, officers, employees, agents and professional consultants, (ii) the Administrative Agent, (iii) the Purchaser,
(iv) any Person to which such Person offers to sell, assign or grant a security interest in all or any portion of its Purchaser's Interests or other rights or interests under this Agreement pursuant to Article XII hereof, which prospective purchaser, assignee or grantee agrees in writing prior to the receipt of SCI Confidential Information to comply with this Section 15.15, (v) any federal or state regulatory authority having jurisdiction over such Person, (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Person,
(b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Person is a party or (d) in order to protect such Person's rights under this Agreement, (vii) any rating agency rating, or placement agent placing, the Commercial Paper Notes and (viii) any Program Support Provider. In connection with disclosures by any Person pursuant to clause (vi)(b) or (c) above, such Person shall use its reasonable efforts to notify the Guarantor prior to any such disclosure unless such notification to the Guarantor is prohibited by court order. Notwithstanding the foregoing, any Person that discloses SCI Confidential Information pursuant to this Section
15.15 shall not be liable to the Guarantor for failure to notify the Guarantor of such disclosure.


                       [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              RECEIVABLES CAPITAL CORPORATION,
                              as Purchaser


                              By
                                Title

                              c/o Merrill Lynch Money Markets Inc.
                              World Financial Center - North Tower
                              250 Vesey - 10th Floor
                              New York, New York  10081
                              Attention:  Mr. George Roller
                              Telephone Number: (212) 449-2130
                              Facsimile Number: (212) 449-2234


                              And with a copy to the Administrative
                              Agent (except in the case of notice
                              from the Administrative Agent)

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as the Administrative Agent


                              By
                                 Attorney-in-Fact

                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Facsimile No.:  (312) 828-7855
                              Attention:  Mark Wegener - Asset
                                          Securitization Group

                              SCI FUNDING, INC.,
                              as Seller


                              By
                                Title

                              2101 West Clinton Avenue
                              Huntsville, Alabama  35805
                                        Facsimile No.:  (205) 882-4466
                              Attention:  Treasurer



                              SCI TECHNOLOGY, INC.,
                              as initial Servicer


                              By
                                Title

                              2101 West Clinton Avenue
                              Huntsville, Alabama  35805
                                        Facsimile No.:  (205) 882-4466
                              Attention:  Treasurer


                              SCI SYSTEMS, INC.


                              By
                                Title

                              c/o SCI Systems (Alabama), Inc.
                              2101 West Clinton Avenue
                              Huntsville, Alabama  35805
                                        Facsimile No.:  (205) 882-4466
                              Attention:  Corporate Counsel

                            APPENDIX A

                           DEFINITIONS



     This is Appendix A to the Amended and Restated Receivables Purchase Agreement dated as of September 27, 1996 among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, SCI Systems, Inc., as Guarantor, Receivables Capital Corporation, as Purchaser, and Bank of America National Trust and Savings Association, as Administrative Agent (as further amended, supplemented or otherwise modified from time to time, and including the Original Receivables Agreement for as long as it was in effect, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.


                              INDEX


                                    Page No.

A.    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . .  A-1
B.    Other Terms  . . . . . . . . . . . . . . . . . . . . . . . .  A-24
C.    Computations of Time Periods . . . . . . . . . . . . . . . .  A-24


     A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

     "A-12 Program" means the full scale engineering, development, production and delivery of electronic assemblies for the Navy's proposed A-12 Advanced Tactical Fighter contemplated by the following McDonnell-Douglas purchase orders: E83006, E83004, E91369, E91324, E02929, E02927 and J00545.

     "A-12 Program Financial Statements Adjustments" means any charge, expense, write-off or reserve change of Guarantor arising out of or relating to the A-12 Program as determined in accordance with GAAP, cumulatively determined for the periods as applicable, and which arose after March 28, 1993.

     "Accounts Payable Amount" means at any time the aggregate amount, vouchered and unvouchered, owed by Seller or any Originator to any Account Payable Obligor at such time for materials used in the manufacture or production of goods by an Originator, excluding amounts owing for purchases under non-binding purchase orders.

     "Account Payable Obligor" means Hewlett-Packard Company, Apple Computer, Inc., IBM, Compaq and any other Obligor which has been identified by the Administrative Agent as having a Special Concentration Limit.

     "Accounts Receivable" means all rights of any Person to payment for goods sold or leased or for services rendered, whether or not such rights to payment have been earned by performance, including, without limitation, all accounts, contract rights, chattel paper, instruments and documents of any Person arising from the sale of goods or services by such Person, whether secured or unsecured, and whether now existing or hereafter created or arising and including, further, without limitation, federal and state tax refunds due and owing to such Person relating to taxes previously paid by such Person less all doubtful accounts receivable owing to such Person, as determined in accordance with GAAP. For the sole purpose of testing the financial covenant set forth in Section 7.05(c) hereof, any A-12 Program Financial Statements Adjustments relating to Accounts Receivable previously recognized in accordance with GAAP shall be added to the amount of Accounts Receivable in order to determine the Adjusted Working Capital of the Guarantor and its consolidated Subsidiaries, except as otherwise set forth in Section 7.05(c) hereof.

     "Adjusted Average Maturity" has the meaning set forth in Appendix B.

     "Adjusted Working Capital" means at any date of determination, ninety percent (90%) of the Accounts Receivable of Guarantor and its consolidated Subsidiaries plus eighty-five percent (85%) of the Inventory of Guarantor and its consolidated Subsidiaries.

     "Administrative Agent" has the meaning set forth in the preamble.

     "Administrative Agent's Account" has the meaning set forth in Section 3.05(a).

     "Adverse Claim" means a Lien or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy or
(b) an unfiled lien for taxes accrued but not yet payable.

     "Affected Party" means each of Purchaser, each Parallel Purchaser, each Program Support Provider, any permitted assignee of Purchaser, a Parallel Purchaser or a Program Support Provider, any assignee of any of Purchaser's obligations to a Program Support Provider in respect of any Funding, or any holder of a participation interest in the rights and obligations of any Program Support Provider under any Program Support Agreement and in respect of any Funding, the Administrative Agent, the Bank Agent, BankAmerica Corporation and any holding company of BofA.

     "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

     "Affiliated Party" means each of Guarantor, SCI and their Affiliates.

     "Agreement Documents" means this Agreement, the Certificate of Assignments, the Parallel Purchase Agreement, the Parallel Certificate of Assignments (as defined in the Parallel Purchase Agreement), the Lock-Box Agreements, the Fee Letter, the Second Tier Sale Agreements, each Purchase and Sale Agreement and the other documents to be executed and delivered in connection herewith.

     "Alabama UCC" means the UCC, as in effect from time to time in the State of Alabama.

     "Alternate Reference Rate" has the meaning set forth in Appendix B.

     "Arrangement Fee" has the meaning set forth in the Fee Letter.

     "Average Maturity" has the meaning set forth in Appendix B .

     "Bank Agent" has the meaning set forth in the Background.

     "Bank Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 4, 1995, by and among Guarantor, as borrower thereunder, Citibank, N.A., as agent, ABN AMRO Bank N.V., as co-agent, and the other lenders signatory thereto, as the same may be amended, supplemented, extended, renewed, restated, refinanced or replaced from time to time.

     "Bank Rate" has the meaning set forth in Appendix B.

     "BASI" means BA Securities, Inc.

     "BofA" has the meaning set forth in the preamble.

     "BofA Information" has the meaning set forth in Section 15.07.

     "Business Day" means a day on which both (a) the Administrative Agent at its office in Chicago, Illinois is open for business and (b) commercial banks in New York City and Huntsville, Alabama are not authorized or required to be closed for business.

     "Certificate of Assignments" means a certificate of assignment, by Seller to the Administrative Agent, for the benefit of Purchaser, in the form of
Exhibit 5.01(a), evidencing the Undivided Interests owned by the Administrative Agent, for the benefit of Purchaser, or an assignee thereof.

     "Change of Control" means (i) that Seller ceases to be a Wholly Owned Subsidiary of SCI, (ii) that SCI or any other Originator ceases to be a Wholly Owned Subsidiary of Guarantor or (iii) in relation to Guarantor, the acquisition by any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of issued and outstanding shares of the capital stock of Guarantor entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Guarantor and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of Guarantor attached to all such outstanding shares of capital stock of Guarantor.

     "Collateral Trustee" means BofA, in its capacity as collateral trustee for the holders of the Commercial Paper Notes and the Program Support Providers, and any successor to BofA in such capacity.

     "Collections" means, with respect to any Receivable, all funds which either
(a) are received by Seller, any Originator or Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, any Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received, by Seller or any other Person as a Collection pursuant to Section 3.03.

     "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Purchaser to fund its investments in accounts receivable or other financial assets.

     "Commercial Paper Rate" has the meaning set forth in Appendix B.

     "Concentration Limit" has the meaning set forth in Section 2.04(b).

     "Conditions Precedent" has the meaning set forth in Section 5.02.

     "Consistent Basis" means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except to the extent required to reflect a change in GAAP or any other changes consented to by the Administrative Agent.

     "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other contractual obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not state or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person or a purchase order from any Person to an Originator, in each case pursuant to or under which such Person shall be obligated to make payments to an Originator.

     "Credit and Collection Procedure" means those credit and collection policies and practices relating to Contracts and Receivables described in the Coopers & Lybrand report attached as Schedule 6.01(m)-2, as modified without violating Section 7.03(c).

     "Credit Reserve" with respect to any Undivided Interest at any time means an amount equal to the greater of (1) the product of (i) the Purchaser's Investment of such Undivided Interest at such time divided by the Aggregate Purchaser's Investments at such time times (ii) $5,000,000 and (2) the product of (i) the Purchaser's Investment of such Undivided Interest at such time, times
(ii) the greatest of (A) 18%, (B) the sum of (I) the Dilution Reserve, plus (II) the product of (1) two times (2) the highest Sales-Based Default Ratio to have occurred for the most recent twelve Month End Dates (or, if less, the number of months occurring from November of 1995 to the date of determination) times the quotient of (x) the cumulative billings over the most recent month and the preceding four months divided by (y) the aggregate Unpaid Balance of Eligible Receivables as of the most recent Month End Date and (C) the sum of (I) the Dilution Reserve, plus (II) the product of (1) 2.5 times (2) the highest Delinquency Ratio to have occurred for the most recent twelve Month End Dates (or, if less, the number of months occurring from November of 1995 to the date of determination).

     "Debentures of 1996" means the Indebtedness of Guarantor in the aggregate original principal amount of $287,500,000 evidenced by the Guarantor's 5% Convertible Subordinated Notes due 2006, issued pursuant to the Indenture, dated as of April 23, 1996, between Guarantor and PNC Bank, Kentucky, Inc., as trustee. The Debentures of 1996 are subordinated on liquidation, on terms and conditions set forth in the Indenture pursuant to which they were issued.

     "Deemed Collection" has the meaning assigned thereto in the Second Tier Sale Agreement.

     "Defaulted Receivable" means a Receivable:

          (a) as to which any payment, or part thereof, remains unpaid for 120 days (or 150 days if the Obligor thereof is a Governmental Authority) from the invoice date, other than amounts deemed uncollectible, in Servicer's reasonable judgment, due to contract cancellations and adjustments, which, in each case, are not related to and do not result from credit problems,

          (b) is due from an Obligor with respect to which an Event of Bankruptcy has occurred and remains continuing,

          (c) as to which payments have been extended, or the terms of payment thereof rewritten, without the Administrative Agent's consent, other than as permitted in Section 8.02(c), or

          (d) which has been or, consistent with the Credit and Collection Procedure, should be, written off Seller's books as uncollectible.

     "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of each Month End Date by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that were Delinquent Receivables on each of such Month End Date and the five (5) immediately preceding Month End Dates by (y) the aggregate Unpaid Balance of all Pool Receivables on such Month End Dates.

     "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 90 days from the invoice date, other than amounts deemed uncollectible, in Servicer's reasonable judgment, due to billing disputes, contract cancellations for other than credit reasons and adjustments.

     "Designated Obligor" means, at any time, all Obligors except Excluded Obligors and any such Obligor as to which the Administrative Agent has, at least three (3) Business Days prior to the date of determination, given written notice to Seller that such Obligor shall not be considered a Designated Obligor.

     "Dilution Factors" means any event or condition  described in clause (i) of
Section 3.03(a) that would cause any Pool Receivable or portion thereof to be deemed a Collection.

     "Dilution Reserve" with respect to any Undivided Interest at any time means an amount equal to 10 times the highest Sales-Based Dilution Ratio to have occurred for the most recent twelve Month End Dates.

     "Discount Factor" has the meaning set forth in Appendix B.

     "Dollars" means dollars in lawful money of the United States of America.

     "Domestic CD Rate (Adjusted)" has the meaning set forth in Appendix B.

     "Earned Discount" has the meaning set forth in Appendix B.

     "EBIT" means for any fiscal year of the Guarantor, an amount equal to the sum for such fiscal year of (i) Net Income plus (ii) provisions for income taxes plus (iii) Interest Expense, all determined by Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that all cash items of gain or loss for such fiscal period which are not ordinary by GAAP definition shall be included in the computation of EBIT and provided, further, that all non-cash items of gain or loss for such fiscal period which are not ordinary by GAAP definition shall be excluded from the computation of EBIT.

     "Eligible Contract" means a Contract similar to one of the forms set forth in Schedule 6.01(m)-1 or in another form approved by SCI in the exercise of its reasonable business judgment.

     "Eligible Receivable" means, at any time, a Receivable:

     (a) the Obligor of which (i) is not an Affiliate of Seller, and (ii) is a Designated Obligor at the time of the creation of an interest in such Receivable hereunder;

     (b) the Obligor of which is located in the United States (or is fully guaranteed by an Affiliate of the Obligor that is located in the United States pursuant to a guaranty in substantially the form attached hereto as Exhibit I-1 or such other form satisfactory in form to the Administrative Agent);

     (c)  which is not a Defaulted Receivable;

     (d) (i) which arose in the ordinary course of an Originator's business from the sale of such Originator's merchandise, insurance or services; provided that, if such Receivable was not originated by SCI or SCI Colorado, the Unpaid Balance of such Receivable, when added to the aggregate Unpaid Balance of all other Pool Receivables not originated by SCI or SCI Colorado, does not exceed 5% of the aggregate Unpaid Balance of all Eligible Receivables and (ii) which, according to the Contract related thereto, is required to be paid in full within thirty
(30) days of the original billing date or statement date therefor;

     (e) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

     (f) which is denominated and payable only in United States dollars;

     (g) which arises under an Eligible Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor, as to all material terms thereof, in accordance with its terms;

     (h) the Obligor of which is not the Obligor of Defaulted Receivables that represent more than 10% of the aggregate Unpaid Balance of all Receivables of such Obligor;

     (i) which is not subject to any existing dispute, offset, counter-claim or defense whatsoever, except for Accounts Payable Amounts;

     (j) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

     (k) as to which, at or prior to the time of the initial creation of an interest in such Receivable through a Purchase, the Administrative Agent has not notified the Seller that the Administrative Agent (exercising its reasonable credit judgment) has determined that such Receivable (or the class of Receivables into which such Receivable falls) is not acceptable for purchase by the Purchaser hereunder;

     (l) no portion of which includes any amounts payable in respect of sales taxes;

     (m)  which is not a progress billing;

     (n) which constitutes an account as defined in the UCC as in effect in the jurisdiction governing the perfection of the Administrative Agent's ownership interest;

     (o) with regard to which the warranty of Seller in Section 6.01(i) is true and correct;

     (p) which arises out of a current transaction, or the proceeds of which have been or are to be used for current transactions, within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended;

     (q) which (i) satisfies all applicable requirements of the related Credit and Collection Procedure and (ii) complies with such other criteria and requirements as the Administrative Agent (exercising its reasonable credit judgment) may from time to time specify to the Seller;

     (r) if such Receivable was originated by an Originator other than SCI or SCI Colorado, which was sold in a true sale to SCI pursuant to a Purchase and Sale Agreement that has been approved by the Administrative Agent and with respect to which all conditions precedent have been met to the satisfaction of the Administrative Agent (including, without limitation, the delivery of opinions of counsel), and, in each case, was sold to Seller pursuant to a Second Tier Sale Agreement; and

     (s) if the Obligor of such Receivable is an Account Payable Obligor, the Contract related to such Receivable between such Obligor and the related Originator that is the master contract for such Obligor has a "take or pay" clause and has been approved by the Administrative Agent.

     "End Date" means the date after the Facility Termination Date on which all of the Undivided Interests have been reduced to zero and all other amounts payable to Purchaser or the Administrative Agent hereunder have been paid in full.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar  Rate  (Reserve  Adjusted)"   has  the  meaning  set  forth  in
Appendix B.

     "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

          (a) a case  or  other  proceeding  shall  be  commenced,  without  the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Data" means any information or data pertaining to an Obligor, the disclosure of which information and data by Seller, Guarantor or any Affiliate of either of them (collectively, the "Disclosing Parties") to the Administrative Agent or Purchaser could violate, in the good faith belief of counsel, any applicable "fair credit" law, privacy law or any similar statute, rule or regulation, or any contractual provision binding on any such Disclosing Party.

     "Excluded Obligors" means Toshiba America Information Services, Inc. and any of its Affiliates, and each Governmental Authority.

     "Executive Officer " means those officers of Guarantor, SCI or Seller, as the case may be, who are deemed to be "Executive Officers" thereof pursuant to Rule 405 of Regulation C of the Exchange Act or any officer of Guarantor or Seller, as the case may be, who is a senior vice president thereof, or any individual performing a similar role as any individual who is a senior vice president of Guarantor or Seller on the date of this Agreement.

     "Exposure Amount" has the meaning set forth in Section 2.04(e).

     "Exposure Limit" has the meaning set forth in Section 2.04(d).

     "Facility" means the purchase and reinvestment facility provided by Purchaser pursuant to this Agreement.

     "Facility Termination Date" has the meaning set forth in Section 1.05.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     "Fee Letter" has the meaning set forth in Section 4.01.

     "Financing Lease(s)" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of SCI or Guarantor and its Subsidiaries.

     "Financing Statement" means any financing statement that lists the Seller (under any current name, any previous name or any trade name) as debtor and that is filed in any jurisdiction in which filings would be appropriate under the UCC or any comparable law to perfect a security interest in any Receivable, any Collections with respect thereto, any Related Security or any Contract.

     "Funding" means a drawing under a letter of credit, surety bond or other instrument issued pursuant to a Program Support Agreement, a drawing on a cash collateral account funded pursuant to a Program Support Agreement, a purchase, loan or other extension of credit made by a Program Support Provider to the Purchaser under a Program Support Agreement, or any other advance or disbursement of funds from or to the Purchaser or for the Purchaser's account or for which the Purchaser is obligated to reimburse a Program Support Provider pursuant to a Program Support Agreement.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any nation or government (including, without limitation, the United States government), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

     "Guarantor" has the meaning set forth in the preamble.

     "Indebtedness" of a Person, at a particular date, means any of the following at such date, without duplication, (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments, (b) indebtedness of such Person for the deferred purchase price of property or services, except current accounts payable and accrued expenses arising in the ordinary course of business, (c) obligations of such Person under any Financing Lease, (d) indebtedness of such Person arising under acceptance facilities, (e) unreimbursed draws on letters of credit and (f) Contingent Obligations.

     "Indemnified Amounts" has the meaning set forth in Section 13.01.

     "Indemnified Party" has the meaning set forth in Section 13.01.

     "Initial Purchaser Note" has the meaning set forth in the Second Tier Sale Agreements.

     "Interest Expense" means for any fiscal year of Guarantor, total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with GAAP) of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Inventory" means, with respect to any Person, all goods, merchandise and other personal property held for sale, and all raw materials, components, work or goods in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products, all whether now owned or hereafter acquired by such Person, all as determined in accordance with GAAP. For the sole purpose of testing the financial covenant set forth in Section 7.04(c) hereof, any A-12 Program Financial Statements Adjustments relating to Inventory previously recognized in accordance with GAAP shall be added to the amount of Inventory in order to determine the Adjusted Working Capital of Guarantor and its consolidated Subsidiaries, except as otherwise set forth in Section 7.04(c).

     "LC Amount" means the face amount of the letter of credit supporting Apple Computer, Inc.'s obligations to SCI so long as such letter of credit is acceptable, in form and substance, to the Administrative Agent and a majority of the Parallel Purchasers and has been assigned to the Administrative Agent, for the benefit of Purchaser.

     "Lien" means a lien, security interest, charge or encumbrance.

     "Liquidations" means all funds described in clause (a) of the definition of Collections.

     "Liquidity Agreement" means the Amended and Restated Liquidity Asset Purchase Agreement, dated as of August 29, 1996, among Purchaser, BofA, as Liquidity Agent, and the Liquidity Banks, as further amended, supplemented or otherwise modified from time to time.

     "Liquidity Banks" means the purchasers from time to time parties to the Liquidity Agreement.

     "Lock-Box Account" means any bank account in which Collections (other than Collections of Receivables with respect to which the Obligors are Excluded Obligors) are received or deposited.

     "Lock-Box Agreement" means a letter agreement, in substantially the form of
Exhibit 5.01(i), between Seller and any Lock-Box Bank.

     "Lock-Box Bank" means any of the banks holding one or more lock-box accounts for receiving Collections from Pool Receivables.

     "Losses to Liquidations Ratio" means the percentage that (x) the write-offs (net of recoveries) recognized during the six month period ending on the most recent Month End Date on all Receivables owned by Seller was of (y) Collections of such Receivables during such period.

     "Manager" means SCI Systems (Alabama), Inc., an Alabama corporation and the immediate parent company of SCI.

     "Management  Agreement"  means  the  Management  Agreement,   dated  as  of
September 27, 1996, between Manager and Seller, as amended, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" means a material adverse effect on:

          (i) the financial condition, business, assets, prospects or operations of Guarantor and its Subsidiaries, taken as a whole;

          (ii) the ability of Servicer or Guarantor to perform its obligations under this Agreement or the other Agreement Documents to which it is a party;

          (iii) the validity, enforceability,  status, perfection or priority of
     Purchaser's,   the  Parallel  Purchasers'  or  the  Administrative  Agent's
     interest in the Pool; or

          (iv) the collectibility or enforceability of a significant portion of the Pool Receivables.

     "Month End Date" means the last day of each fiscal month.

     "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

     "Negative Spread Fee" has the meaning set forth in Appendix B.

     "Net Income" means, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

     "Net Pool Balance" has the meaning set forth in Section 2.04(a).

     "Non-Use Fee" has the meaning set forth in the Fee Letter.

     "Non-Use Fee Rate" has the meaning set forth in the Fee Letter.

     "Note Fee" has the meaning set forth in the Fee Letter.

     "Obligor" means a Person obligated to make payments with respect to a Receivable.

     "Original  Receivables  Agreement"   has  the  meaning  set  forth  in  the
Background.

     "Originator Loan" is defined in the Second Tier Sale Agreement.

     "Originator Note" is defined in the Second Tier Sale Agreements.

     "Originators" means SCI, SCI Colorado, SCI Systems (Canada), Inc., a Canadian corporation formed under the laws of the Province of Quebec, and SCI Systems de Mexico S.A. de C.V., a corporation formed under the laws of the Republic of Mexico, and their successors and permitted assigns.

     "Owner" means, for each Undivided Interest upon its purchase, the Purchaser as the purchaser thereof; provided, however, that, upon any assignment of the Certificate of Assignments related to any Undivided Interest made in accordance with Article XII, the assignee thereof shall be the Owner of such Undivided Interest.

     "Parallel Purchase Agreement" has the meaning set forth in the Background.

     "Parallel Purchasers" has the meaning set forth in the Background.

     "Periodic Report" means a report in substantially the form of Exhibit 3.04(a).

     "Permitted Subordinated Debentures" means debentures contemplated to be issued from time to time by Guarantor after the date of the Original Agreement that (i) are subordinated in writing to all obligations of Guarantor, SCI and Seller hereunder, such subordination provisions to be on terms and conditions reasonably satisfactory in all respects to the Administrative Agent and (ii) do not exceed $150,000,000 in the aggregate at any time, but such term shall specifically exclude the Debentures of 1996.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

     "Pool" has the meaning set forth in Section 2.01.

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Program Fee Rate" has the meaning set forth in the Fee Letter.

     "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement hereafter entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of Undivided Interests (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrative Agent).

     "Program Support Provider" means and includes BofA, the Liquidity Banks and any other or additional Person (other than any customer of the Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of the Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Purchaser's securitization program.

     "Purchase" has the meaning set forth in Section 1.01(a).

     "Purchase and Sale Agreement" means a Purchase and Sale Agreement between Seller and an Originator (other than SCI or SCI Colorado), as it may be amended, supplemented or otherwise modified from time to time.

     "Purchase and Sale Termination Date" means the earlier of the End Date and the occurrence of the Commitment Termination Date under Section 10.02 of the Parallel Purchase Agreement.

     "Purchase Limit" has the meaning set forth in Section 1.02(a).

     "Purchase Termination Date" has the meaning set forth in Section 1.06.

     "Purchaser" has the meaning set forth in the preamble.

     "Purchaser Rate" has the meaning set forth in Appendix B.

     "Purchaser's Interest" means all of Purchaser's right, title and interest in the Pool and the Agreement Documents.

     "Purchaser's Investment" has the meaning set forth in Section 2.03.

     "Purchaser's Share" has the meaning set forth in Section 2.05.

     "Rate Variance Factor" has the meaning set forth in Appendix B.

     "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale by any Originator of merchandise or services rendered by such Originator, as the case may be, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

     "Receivables Pool" means at any time all then outstanding Receivables as to which the Obligors thereunder are Designated Obligors. If a Receivable is a Pool Receivable on the day immediately preceding the Facility Termination Date, such Receivable shall continue to be considered a Pool Receivable at all times thereafter.

     "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as currently defined in Regulation D, as in effect from time to time.

     "Regulatory Change" means, relative to any Affected Party
          (a) any change in ( or the adoption, implementation, phase-in or commencement of effectiveness of) any

                          (i) United States federal or state law or foreign law applicable to such Affected Party;

                         (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause
          (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                        (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

          (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

     "Reinvestment" has the meaning set forth in Section 1.01(b).

     "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's and the related Originator's right, title and interest in, under and to all security agreements or other agreements that relate to such Pool Receivable;
(b) all of Seller's and the related Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pool Receivable; (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (f) all of Seller's rights and claims under the Purchase and Sale Agreement and the Second Tier Sale Agreements. The interest of Purchaser in any Related Security is only to the extent of the Undivided interest, as more fully described in the definition of an Undivided Interest.

     "Remaining Collections" has the meaning set forth in Section 3.01(a)(ii).

     "Required Allocations" with respect to any Undivided Interest at any time means the sum of Purchaser's Investment, Discount Factor, Servicer's Fee Reserve and Credit Reserve with respect to such Undivided Interest at such time.

     "Required Allocations Limit" has the meaning set forth in Section 1.02(b).

     "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Run Off Day" for any Undivided Interest means any of (a) each day which occurs on or after the date designated by the Administrative Agent to Seller to be the "Run Off Commencement Date" during a time when any of the conditions precedent set forth in Section 5.02 are not satisfied, (b) each day which occurs on or after the Termination Date for such Undivided Interest or (c) each day which occurs on or after the Seller shall have given written notice to the Administrative Agent that it no longer wishes to sell Undivided Interests in the Receivables Pool to Purchaser.

     "Run Off Discount" has the meaning set forth in Appendix B.

     "Run Off Period" means one or more successive Run Off Days.

     "Run Off Servicer's Fee" has the meaning set forth in Appendix B.

     "Sales-Based Default Ratio" means, as of any Month End Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Pool Receivables that were more than 91, but less than 120, days past due for the three successive months occurring immediately prior to the month ending on such Month End Date, plus the aggregate write-offs for the month ending on such Month End Date and for the immediately preceding two months, divided by (ii) the aggregate billings for the fifth, sixth and seventh preceding months. For example, as of April 30, the numerator of the Sales-Based Default Ratio would be the aggregate Unpaid Balance of all Pool Receivables that were more than 91, but less than 120, days past due as of January 31, February 28 and March 31, plus the aggregate write-offs for the months of February, March and April; the denominator of the Sales-Based Default Ratio would be the aggregate billings for the months of October, November and December."

     "Sales-Based Dilution Ratio" as of any Month End Date means (a) the aggregate reduction attributable to Dilution Factors occurring prior to such day in the Unpaid Balance of Pool Receivables which Dilution Factors were granted during the month ending on such Month End Date and for the immediately preceding five months; divided by (b) the aggregate amount of billings for the second, third, fourth, fifth, sixth and seventh preceding months. For example, as of April 30, the numerator of the Sales-Based Dilution Ratio would be the aggregate reduction attributable to Dilution Factors for the months of November, December, January, February, March and April. The denominator of the Sales-Based Dilution Ratio would be the billings for the months of September, October, November, December, January and February.

     "Second Tier Sale Agreements" means the Second Tier Sale Agreements, each dated as of September 27, 1996, between SCI and SCI Colorado and Seller, as it may be amended, supplemented or otherwise modified from time to time.

     "Second Tier Sale Termination Event" has the meaning set forth in the Second Tier Sale Agreement.

     "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.

     "Scheduled Facility Termination Date" has the meaning set forth in Section 1.05(a).

     "SCI" has the meaning set forth in the preamble.

     "SCI Colorado" means SCI Systems Colorado, Inc., a Colorado corporation.

     "SEC" means the Securities and Exchange Commission.

     "Seller" has the meaning set forth in the preamble.

     "Seller Material Adverse Effect" means a material adverse effect on:

          (i) the financial condition, business, assets, prospects or operations of Seller;

          (ii) the ability of Seller to perform its obligations under this Agreement or the other Agreement Documents to which it is a party;

          (iii) the validity, enforceability,  status, perfection or priority of
     Purchaser's,   the  Parallel  Purchasers'  or  the  Administrative  Agent's
     interest in the Pool; or

          (iv) the collectibility or enforceability of a significant portion of the Pool Receivables.


     "Servicer" has the meaning set forth in Section 8.01(a).

     "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

     "Servicer's Fee" has the meaning set forth in Appendix B.

     "Servicer's Fee Reserve" has the meaning set forth in Appendix B.

     "Settlement Date" means the last day of each Settlement Period.

     "Settlement Period" for any Undivided Interest means

          (a) each period commencing on the first day of each Yield Period for such Undivided Interest and ending on the last day of such Yield Period; and

          (b) on and after the Termination Date for such Undivided Interest, such period (including, without limitation, a daily period) as shall be selected from time to time by the Administrative Agent or, in absence of any such selection, each period of thirty (30) days from the next preceding Settlement Date;

provided, however, that

          (i) with respect to any Yield Period of one day (as described in clause (ii) of the proviso of the definition of "Yield Period"), the related Settlement Period shall be the first day following such Yield Period;

          (ii) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

          (iii) the last Settlement Period shall end on the End Date.

     "Special Concentration Limit" has the meaning set forth in Section 2.04(c).

     "Subordinated Debt" means (i) the Debentures of 1996, (ii) the Permitted Subordinated Debentures and (iii) any other Indebtedness of Guarantor or any Subsidiary of Guarantor which is subordinated in writing to all obligations of Guarantor or such Subsidiary on terms and conditions satisfactory in all respects to the Administrative Agent and approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) including, without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and subordination provisions.

     "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, including through other Subsidiaries, by such Person.

     "Successor Notice" has the meaning set forth in Section 8.01(b).


     "Termination Date"   for  any   Undivided   Interest  means  the   Facility
Termination Date.

     "Termination Event" has the meaning set forth in Section 10.01.

     "Total Capital"  means,  as to any Person at a particular  date, the sum of
(i) all items which would, in accordance with GAAP, be properly classified on the balance sheet of such Person as (A) total shareholders' equity plus (B) long-term deferred income taxes, plus (ii) Total Debt.

     "Total Debt" means, as to any Person at a particular date, the sum of all items which would, in accordance with GAAP, be properly classified on such Person's balance sheet as (i) short-term debt for money borrowed, plus (ii) current maturities of long-term debt, plus (iii) long-term debt, including, without limitation, with respect to Guarantor, the Subordinated Debt and to the extent issued, the Permitted Subordinated Debentures.

     "Total Purchasers' Investment" at any time means the sum of all Purchaser's Investments hereunder and under the Parallel Purchase Agreement.

     "Total Required Allocations" at any time means the sum of all Required Allocations hereunder and under the Parallel Purchaser Agreement.

     "Trigger Event" means that the rating of SCI's convertible subordinated debt by S&P has been reduced to B+ or below or has been withdrawn.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "Undivided Interest" has the meaning set forth in Section 2.01.

     "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

     "Unpaid Balance" of any Receivable means at any time the sum of (x) the unpaid principal amount thereof, minus (y) any amounts representing any sales or other similar tax.

     "Unused Commitment" means, on any day, the excess of the Purchase Limit divided by .98 for such day over the Total Purchaser's Investments on such day.

     "Wholly Owned Subsidiary" means a Subsidiary all of whose issued and outstanding capital stock (other than directors' qualifying shares) is owned by Guarantor or another Wholly Owned Subsidiary.

     "Yield Period" means with respect to any Undivided Interest (or portion thereof):

          (a) the period commencing on the date of the initial Purchase of such Undivided Interest (or such portion) and ending such number of days (not to exceed seventy-five (75) days) thereafter as the Administrative Agent shall select, after consultation with the Seller, pursuant to, and in compliance with, Section 1.03 or 3.06; and

          (b) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Undivided Interest (or such portion) and ending such number of days (not to exceed seventy-five (75)
     days) thereafter as the Administrative Agent shall select, after consultation with the Seller;

provided, however, that

          (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Undivided Interest shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

          (ii)  in the  case of  Yield  Periods  of one  day  for any  Undivided
     Interest,  (A) the  initial  Yield  Period  shall be the day of the related
     Purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period, and (C) any Yield Period for any Undivided Interest which commences before the Termination Date for such Undivided Interest and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Undivided Interest shall be of such duration as shall be selected by the Administrative Agent.

The "related" Yield Period for any Undivided Interest at any time means the Yield Period pursuant to which Earned Discount is then accruing for such Undivided Interest.

     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect on the date hereof. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

     C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                            APPENDIX B

               CALCULATION OF DISCOUNT AND RESERVE



     This is Appendix B to the Amended and Restated Receivables Purchase Agreement dated as of September 27, 1996 among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, SCI Systems, Inc., as Guarantor, Receivables Capital Corporation, as Purchaser, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Capitalized terms used in this Appendix B without definition have the meanings assigned to such terms in Appendix A to the Agreement. Each reference in this Appendix B to any Section refers to such Section of the Agreement. Each reference in this Appendix B to any Part refers to the part of this Appendix B so designated.


                              INDEX

                              PART I
                         DISCOUNT FACTOR

        Sub-
        Part               Term                               Page No.

         A.  Discount Factor . . . . . . . . . . . . . . . . . B-2
         B.  Earned Discount . . . . . . . . . . . . . . . . . B-3
         C.  Negative Spread Fee . . . . . . . . . . . . . . . B-3
         D.  Run Off Discount. . . . . . . . . . . . . . . . . B-4
         E.  Rate Definitions  . . . . . . . . . . . . . . . . B-4
               Alternate Reference Rate. . . . . . . . . . . . B-4
               Bank Rate . . . . . . . . . . . . . . . . . . . B-5
               Bank Rate Spread. . . . . . . . . . . . . . . . B-5
               Commercial Paper Rate . . . . . . . . . . . . . B-5
               Domestic CD Rate (Adjusted) . . . . . . . . . . B-6
               Eurodollar Rate (Reserve Adjusted). . . . . . . B-7
               Pricing Grid Margin . . . . . . . . . . . . . . B-8
               Purchaser Rate. . . . . . . . . . . . . . . . . B-8
         F.  Rate Variance Factor. . . . . . . . . . . . . . . B-9

                             PART II

                          CREDIT RESERVE

Sub-
Part               Term                               Page No.

         A.  Credit Reserve. . . . . . . . . . . . . . . . . . B-9


                             PART III

                         DILUTION RESERVE

         A.  Dilution Reserve. . . . . . . . . . . . . . . . . B-9


                             PART IV

                      SERVICER'S FEE RESERVE

         A.  Servicer's Fee Reserve. . . . . . . . . . . . . . B-9
         B.  Servicer's Fee. . . . . . . . . . . . . . . . . . B-10
         C.  Run Off Servicer's Fee. . . . . . . . . . . . . . B-10


                              PART V

                    ADJUSTED AVERAGE MATURITY

         A.  Adjusted Average Maturity . . . . . . . . . . . . B-10
         B.  Average Maturity. . . . . . . . . . . . . . . . . B-11



                              PART I
                         DISCOUNT FACTOR


     A.   Discount Factor.   The  "Discount  Factor"  for  a  related  Undivided
Interest at any time in a Yield Period means an amount determined as follows:

           DF  =  ED + ROD

           where:

           DF  =  the Discount Factor of such Undivided Interest at such time;

           ED = Earned Discount of such Undivided Interest accrued and unpaid at such time, as determined pursuant to Part I.B;

           ROD = Run Off Discount of such Undivided Interest at such time, as determined pursuant to Part I.D.

     B. Earned Discount. The "Earned Discount" for any Undivided Interest for each day in a related Yield Period means an amount determined as follows:

           ED  =  PI x PR x 1/360 + NSF (if any);

provided,  however,  that if, pursuant to the definition of "Purchaser  Rate" in
Part I.E., different Purchaser Rates would apply to different portions of an Undivided Interest, then Earned Discount shall be calculated separately with respect to each such portion, and the Earned Discount shall be the sum of the Earned Discount so calculated for such portions;

           where:

           ED = Earned Discount of such Undivided Interest (or such portion) accrued on such day;

           PI  =  the Purchaser's Investment   of  such  Undivided  Interest (or
                  such  portion)  on such day, as determined pursuant to Section
                  2.03; and

           PR = the Purchaser Rate for such Undivided Interest (or such portion) on such day, as defined in Part I.E.

           NSF =  the  Negative  Spread Fee for such Undivided Interest (or such
                  portion   thereof) on such day, as defined in Part C.

No provision of the Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law. Earned Discount for any Undivided Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     C. Negative Spread Fee. The "Negative Spread Fee" means, for each Undivided Interest (or portion thereof) for each day in any Yield Period during which any Run Off Day or Termination Date for such Undivided Interest occurs, the amount, if any, by which;

          (i) the additional Earned Discount (calculated without taking into account any Negative Spread Fee) which would have accrued on the reductions of the related Purchaser's Investment of such Undivided Interest (or such portion) during such Yield Period (as so computed) if such reductions had remained as Purchaser's Investment exceeds,

          (ii) the income, if any, received by the owner of such Undivided Interest (or such portion) from such owner's investing the proceeds of such reductions of Purchaser's Investment.

     D. Run Off Discount. The "Run Off Discount" for the related Undivided Interest at any time means an amount determined as follows:

           ROD =     PI x (PR + RVF) x AAM
                     ---------------------
                             360

           where:

           ROD =  the Run Off Discount for such Undivided Interest at such time;

           PI = the Purchaser's Investment of such Undivided Interest at such time;

           PR  =  the  Purchaser  Rate for such  Undivided  Interest for a Yield
                  Period deemed to commence at such time pursuant to Part I.E;

           AAM = the Adjusted Average Maturity of the Receivables Pool related to such Undivided Interest, as determined pursuant to Part V; and

           RVF = the Rate Variance Factor deemed to be in effect at such time, as determined pursuant to Part I.F.

     E. Rate Definitions. The "Alternate Reference Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently announced by BofA at its principal office as its reference rate; and

          (b) the Federal Funds Rate (as defined below) most recently determined by BofA plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by BofA in connection with extensions of credit.

     "Bank Rate" for any Yield Period for the related Undivided Interest means an interest rate per annum equal to the sum of (a) the Bank Rate Spread, plus
(b) the Eurodollar Rate (Reserve Adjusted) for such Yield Period; provided, however, that if (i) it shall become unlawful for the Administrative Agent or any Parallel Purchaser or Program Support Provider to obtain funds in the offshore dollar interbank market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to the Administrative Agent or any Parallel Purchaser or Program Support Provider, or (ii) there shall not be time prior to the commencement of an applicable Yield Period to determine a Eurodollar Rate in accordance with its terms, then the "Bank Rate" for any Yield Period for such Undivided Interest shall be equal to a rate of (x) the Bank Rate Spread, plus (y) the Domestic CD Rate (Adjusted) for such Yield Period.

     "Bank Rate Spread" means (i) 0.50% for the first thirty (30) days that the related Undivided Interest is funded pursuant to a Program Support Agreement or by a Funding and (ii) 0.25% plus the Pricing Grid Margin applicable from time to time thereafter.

     "Commercial Paper Rate" for any Yield Period for the related Undivided Interest means a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest by Purchaser
(including, without limitation, Purchaser's Investment and accrued and unpaid Earned Discount) may be sold by any placement agent or commercial paper dealer selected by the Administrative Agent, as agreed between each such agent or dealer and the Administrative Agent, plus (ii) 0.05% per annum, representing the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum.

     "Domestic CD Rate (Adjusted)" means, with respect to any Yield Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Domestic CD Rate = Domestic CD Rate + Assessment
            (Adjusted)       1-Reserve            Rate
                               Requirement

where:

     "Domestic CD Rate" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate of interest equal to the average of the secondary market morning offering rates in the United States for time certificates of deposit of major United States money market banks for a period approximately equal to such Yield Period in an amount substantially equal to the Purchaser's Investment of the related Undivided Interest (or such portion), as such offering rate is quoted to the Administrative Agent by the Federal Reserve Bank of New York during the morning of the first day of such Yield Period; provided, however, that if the Administrative Agent shall not receive any such quote by the Federal Reserve Bank of New York by 10:00 a.m., Chicago time, on the morning of the first day of any Yield Period, then "Domestic CD Rate" shall mean, with respect to such Yield Period, the rate of interest determined by the Administrative Agent to be the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the bid rates quoted to the Administrative Agent in the secondary market at approximately 10:00 a.m., Chicago time (or as soon thereafter as practicable), on the first day of such Yield Period by two certificate of deposit dealers in New York or Chicago of recognized standing selected by the Administrative Agent in its sole discretion for the purchase from the Administrative Agent at face value of certificates of deposit issued by the Administrative Agent in an amount approximately equal or comparable to the amount of the related Purchaser's Investment and having a maturity equal to such Yield Period.

     "Assessment Rate" for any Yield Period means the annual assessment rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) applicable to the Administrative Agent on its insured deposits, on the Business Day immediately preceding the first day of such Yield Period, under the Federal Deposit Insurance Act, determined by annualizing the most recent assessment levied on the Administrative Agent by the Federal Deposit Insurance Corporation (together with any successor, the "FDIC") with respect to such deposits after giving effect to the most recent rebate granted to the Administrative Agent by the FDIC with respect to deposit insurance as well as the loss to the Administrative Agent (determined in the good faith judgment of the Administrative Agent) of the use of such rebate prior to the date a credit is taken by the Administrative Agent with respect to such rebate. The Assessment Rate as of the date hereof is zero.

     "Reserve Requirement" means, with respect to any Yield Period, a percentage (expressed as a decimal) equal to the daily average during such Yield
     Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such period) specified under Regulation D, as applicable to the class of banks of which the Administrative Agent is a member, on deposits of the types used as a reference in determining the Domestic CD Rate and having a maturity approximately equal to such Yield Period.

     "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate       =       Eurodollar Rate
          (Reserve Adjusted)               1-Eurodollar
                                             Reserve Percentage

where:

     "Eurodollar Rate" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Administrative Agent two Eurodollar Business Days prior to the beginning of such period by prime banks in the offshore dollar interbank market at or about the relevant local time of such Eurodollar Office, for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Purchaser's Investment of such Undivided Interest (or such portion) for such Yield Period.

     "Relevant local time" as to any Eurodollar Office shall mean 11:00 a.m., London time when such Eurodollar Office is located in Europe or the Middle East, or 10:00 a.m., Chicago time, when such Eurodollar Office is located in North America or the Caribbean.

     "Eurodollar Business Day" means a day of the year on which dealings are carried on in the offshore dollar interbank market of the Administrative Agent's Eurodollar Office and banks are open for business in the location of the Administrative Agent's Eurodollar Office and are not required or authorized to close in New York City.

     "Eurodollar Office" shall mean the office of the Administrative Agent located in the Cayman Islands, Grand Cayman B.W.I. or such other office or offices through which the Administrative Agent determines the Eurodollar Rate. A Eurodollar Office of the Administrative Agent may be, at the option of the Administrative Agent, either a domestic or foreign office.

     "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, of the Administrative Agent having a term approximately equal or comparable to such Yield Period.

     "Pricing Grid Margin" at any time means the percentage then applicable as set forth on the grid attached hereto as Schedule B-1.

     "Purchaser Rate" for any Yield Period for any related Undivided Interest (or portion thereof) means:

          (a) in the case of an Undivided Interest (or portion thereof) other than one referred to in clause (b) or (c) of this definition, the sum of
     (i) the Commercial Paper Rate for such Undivided Interest (or such portion) for such Yield Period plus (ii) the Program Fee Rate;

          (b) in the case of an Undivided Interest (or portion thereof) (i) owned by any Program Support Provider or any other assignee (other than Purchaser), or funded pursuant to the Parallel Purchase Agreement or otherwise funded pursuant to a Program Support Agreement, or (ii) funded by a Funding, and funded at a time when a Termination Event has not occurred and is continuing, the Bank Rate for such Undivided Interest (or such portion) for such Yield Period; and

          (c) in the case of an Undivided Interest (or portion thereof) funded at a time when a Termination Event has occurred and is continuing, a rate per annum equal for each day during such Yield Period to the Alternate Reference Rate in effect on such day plus 2% per annum.

     F. Rate Variance Factor. The "Rate Variance Factor" means such percentage per annum not exceeding 2% as the Administrative Agent may designate from time to time in its sole discretion.


                             PART II

                          CREDIT RESERVE

     A. Credit Reserve. The "Credit Reserve" of any Undivided Interest on any day means an amount determined in accordance with the definition of Credit Reserve in Appendix A.


                             PART III

                         DILUTION RESERVE

     A. Dilution Reserve. The "Dilution Reserve" of any Undivided Interest on any day means an amount determined in accordance with the definition of Dilution Reserve in Appendix A.


                             PART IV

                      SERVICER'S FEE RESERVE

     A. Servicer's Fee Reserve. The "Servicer's Fee Reserve" for the related Undivided Interest at any time means an amount determined as follows:

           SFR  = SF + ROSF

     where:

           SFR = the Servicer's Fee Reserve for such Undivided Interest at any time;

           SF   = the unpaid Servicer's Fee relating to such  Undivided Interest accrued to such time and unpaid as determined pursuant to Part II.B; and

           ROSF = the Run Off Servicer's Fee for such Undivided Interest at such time, as determined pursuant to Part II.C.

     B. Servicer's Fee. The "Servicer's Fee" relating to any Undivided Interest accrued for any day means

          (i) an amount equal to (x) 0.50% per annum, times (y) the amount of the related Purchaser's Investment at the close of business on such day, times (z) 1/360; or

          (ii) on and after Servicer's reasonable request made at any time when Seller or any of its Affiliates shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's cost and expenses of performing its obligations under the Agreement during the Yield Period when such day occurs, divided by (y) the number of days in such Yield Period.

     C. Run Off Servicer's Fee. The "Run Off Servicer's Fee" for any Undivided Interest at any time means an amount equal to

          (x)  the related Purchaser's Investment at such time, times

          (y) (A) the percentage per annum set forth in clause (i)(x) of the definition of "Servicer's Fee", or (B) if Servicer's Fee is calculated pursuant to clause (ii) of such definition, the percentage per annum determined for each day by dividing the amount of the Servicer's Fee accrued for such day by the related Purchaser's Investment at the close of business on such day, multiplying the quotient by 360 and expressing the product as a percentage, times

          (z) a fraction, the numerator of which is the number of days equal to the then Adjusted Average Maturity, and the denominator of which is 360 days.


                              PART V

                    ADJUSTED AVERAGE MATURITY

     "Adjusted Average Maturity" means, on any day, the product of (i) three (3) times (ii) the Average Maturity for such day.

     "Average Maturity" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Pool Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If the Administrative Agent shall disagree with any such calculation, the Administrative Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, Seller and Purchaser.

                           SCHEDULE B-1
                       PRICING GRID MARGINS

     If the ratio of Guarantor's Total Debt to Total Capital as of the end of any fiscal quarter is within a particular range described in the left column below, and if Guarantor's ratio of EBIT to Interest Expense as of the end of such fiscal year is within a particular range described in the top row below, then the Pricing Grid Margin shall be 0.7%, as adjusted by the amount specified where such ranges intersect below:

                         EBIT to Interest Expense Ratio
Total Debt to          >1.25:1;                  >2.5:1;
Total Capital          <or equal to 2.5:1        <or equal to 5.5:1          >5.5:1
Ratio


>.575:1                +1/2% per annum           +1/8% per annum             0% per annum


>or equal to .35:1;    +3/8% per annum           0% per annum                -1/8 per annum
<or equal to .575:1


<.35:1                 +1/4% per annum           -1/8% per annum             -3/10% per annum




For example, if Guarantor's ratio of Total Debt to Total Capital as of the end of one fiscal quarter is .75:1.0 and Guarantor's ratio of EBIT to Interest Expense as of the end of such quarter is 1.5:1.0, then the Pricing Grid Margin for the immediately succeeding quarterly computation period will be increased by 1/2% per annum.

                         SCHEDULE 2.04(c)
                   SPECIAL CONCENTRATION LIMITS

                         Commercial Paper/                Special
                               Short-Term           Concentration
Obligor Name                  Debt Rating*                  Limit

Hewlett-Packard          A1+/P1                               50%
  Company                A1/P1 or better                      30%
                         A2/P2                                12%
                         below A2/P2                           3%

Apple Computer, Inc.**   A2/P2 or better                      12%
                         below A2/P2                           3%


IBM                      A2/P2 or better                      12%
                         below A2/P2                           3%

Compaq                   A2/P2 or better                      12%
                         below A2/P2                           3%







* The ratings from each rating agency must be maintained; if the two ratings are different, the Special Concentration Limit shall be determined by reference to the lowest rating.

**   Special Concentration Limit shall be increased by the LC Amount.